SECURITIES PURCHASE AGREEMENT This Securities Purchase Agreement (this “Agreement”) is dated as of March 29, 2023, between Digital Media Solutions, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature page hereto (including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder as to the shares of Preferred Stock and Warrants, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement. NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows: ARTICLE I. DEFINITIONS 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1: “Acquiring Person” shall have the meaning ascribed to such term in Section 4.5. “Action” shall have the meaning ascribed to such term in Section 3.1(j). “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act. “Blank Rome” means Blank Rome LLP, with offices located at 1271 Avenue of the Americas, New York, New York 10020. “Board of Directors” means the board of directors of the Company. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day. “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1. “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i)

2 the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived. “Commission” means the United States Securities and Exchange Commission. “Common Stock” means the Class A common stock of the Company, par value $0.0001 per share. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Company Counsel” means Baker & McKenzie LLP, with offices located at 700 Louisiana Street, Suite 700, Houston, Texas 77002. “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof. “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith. “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof. “Escrow Agreement” means the escrow agreement to be entered into on the Closing Date by and among the Company, Continental Stock Transfer & Trust Company, and the Purchaser Representative party thereto, in the form of Exhibit E attached hereto. “Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any share or option plan or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company (including any shares of Common Stock issued to or sold by a plan administrator for purposes of satisfying tax payment obligations upon vesting), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such

3 securities, (c) securities issued pursuant to acquisitions or strategic transactions and the payment of contractor invoices in the ordinary course of business approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) as set forth on Schedule 1.1. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended. “Financial Advisor” means A.G.P./Alliance Global Partners. “Financial Advisory Agreement” means that certain financial advisory agreement dated as of the date hereof between the Company and the Financial Advisor. “Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa). “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p). “Irrevocable Transfer Agent Instruction Letter” shall mean the Irrevocable Transfer Agent Instruction Letter, dated on or about the date hereof, from the Company to the Transfer Agent, in form and substance reasonably satisfactory to the Purchasers. “Issuer Covered Person” means the Company, any of its predecessors, any affiliated issuer, or, to its knowledge, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale. “Investor Side Letter” means the Investor Side Letter, dated on or about the date hereof, among certain existing investors in the Company and certain of the Purchasers, in the form of Exhibit F attached hereto. “Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d). “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction. “Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by and between the Purchasers who are not also officers and directors of the Company, and each of the Company’s officers and directors, in form and substance reasonably satisfactory to the Purchasers. “Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

4 “Material Permits” shall have the meaning ascribed to such term in Section 3.1(n). “Outside Date” shall have the meaning ascribed to such term in Section 2.1. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Per Share of Series A Convertible Preferred Stock Purchase Price” equals $100, which reflects an original issue discount of 10%, and is subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement. “Per Share of Series B Convertible Preferred Stock Purchase Price” equals $100, which reflects an original issue discount of 10%, and is subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement. “Preferred Stock” means, collectively, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition) pending or, to the Company’s knowledge, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign). “Purchaser Party” shall have the meaning ascribed to such term in Section 4.8. “Purchaser Representative” shall have the meaning ascribed to such term in Section 5.22. “Registration Rights Agreement” means the Registration Rights Agreement, date on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto. “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Preferred Stock, the Conversion Shares and the Warrant Shares. “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e). “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule. “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule. “SEC” means the Securities and Exchange Commission.

5 “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h). “Securities” means, collectively the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Series A Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock, filed by the Company with the Secretary of State of Delaware prior to the Closing, in the form of Exhibit B attached hereto. “Series A Convertible Preferred Stock” means shares of the Company’s Series A Convertible Redeemable Preferred Stock having the rights, preferences and privileges set forth in the Series A Certificate of Designation. “Series B Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock, filed by the Company with the Secretary of State of Delaware prior to the Closing, in the form of Exhibit C attached hereto. “Series B Convertible Preferred Stock” means shares of the Company’s Series B Convertible Redeemable Preferred Stock having the rights, preferences and privileges set forth in the Series B Certificate of Designation. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock). “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for shares of Preferred Stock and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds. “Subsequent Financing” shall have the meaning ascribed to such term in Section 4.19(a). “Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.19(b). “Subsidiary” means any subsidiary of the Company as set forth within the Company’s SEC Reports, and shall, where applicable, also include any “significant subsidiary” (as defined in Rule 1-02(w) of SEC Regulation S-X) of the Company formed or acquired after the date hereof. “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such

6 exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities. “Trading Market” means any of the following markets or exchanges on which the Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing). “Transaction Documents” means this Agreement, the Series A Certificate of Designation, the Series B Certificate of Designation, the Escrow Agreement, the Warrants, the Registration Rights Agreement, the Financial Advisor Agreement, the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder. “Transfer Agent” means Continental Stock Transfer & Trust Company, and any successor transfer agent of the Company. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Series A Preferred Stock then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. “Warrants” means the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, Warrants shall be immediately exercisable and shall have a term of exercise equal to five (5) years from the date of initial exercisability, in the form of Exhibit D attached hereto. “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants. ARTICLE II. PURCHASE AND SALE 2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of 140,000 shares of Preferred Stock, including 80,000 shares of Series A Convertible Preferred Stock and 60,000 shares of Series B Convertible Preferred Stock (at the Per Share of Series A Convertible Preferred Stock Purchase Price or the Per Share of Series B Convertible Preferred Stock Purchase Price, as applicable) and the corresponding number of Warrants as determined pursuant to Section 2.3(a)(iii). Each Purchaser

7 shall deliver to the Escrow Agent on the date of this Agreement, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and on the Closing Date, the Company shall deliver to each Purchaser its shares of Preferred Stock and Warrants as determined pursuant to Section 2.2, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Blank Rome or such other location as the parties hereto shall mutually agree, no later than April 4, 2023 (the “Outside Date”). The Company covenants that, if a Purchaser delivers a Notice of Conversion (as defined in the Series A or Series B Preferred Stock Certificate of Designation) no later than 12:00 p.m. (New York City time) on the Closing Date to convert any shares of Preferred Stock between the date hereof and the Closing Date, the Company shall deliver Conversion Shares to such Purchaser on the Closing Date in connection with such Notice of Conversion. 2.2 Deliveries. (a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following: (i) this Agreement duly executed by the Company; (ii) a legal opinion of Company Counsel in a form reasonably acceptable to each Purchaser; (iii) evidence from the Transfer Agent of the issuance of the book entry of the number of shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, as applicable, contemplated to be issued pursuant to the signature page to each purchaser attached hereto; (iv) the Company shall have provided each Purchaser and the Financial Advisor with a certificate executed by the Chief Financial Officer of the Company, dated as of such date, in form and substance satisfactory to each Purchaser and the Financial Advisor; (v) the Company shall have provided the Escrow Agent with the Company’s wire instructions, on Company letterhead and executed by the Company’s Chief Executive Officer or Chief Financial Officer; (vi) the Registration Rights Agreement duly executed by the Company; (vii) the Escrow Agreement duly executed by the Company; (viii) the duly executed and delivered Lock-Up Agreements; (ix) the duly submitted New York Stock Exchange Supplemental Listing Application covering at least the maximum number of Conversion Shares and Warrants Shares shall have been approved by the New York Stock Exchange; (x) the duly executed Irrevocable Transfer Agent Instruction Letter in a form reasonably acceptable to each Purchaser delivered by the Transfer Agent; and

8 (xi) the duly executed consent of the holders of at least 51% of the Company’s voting stock approving the issuance of the Series A Preferred Stock, Series B Preferred Stock, Conversion Shares, Warrants and Warrant Shares. (b) On or prior to the Closing Date (unless otherwise set forth below), each Purchaser shall deliver or cause to be delivered to the Company the following: (i) this Agreement duly executed by such Purchaser; (ii) the Registration Rights Agreement duly executed by such Purchaser; (iii) the Investor Side Letter; and (iii) such Purchaser’s Subscription Amount by wire transfer or certified check to the Escrow Account specified in the Escrow Agreement. 2.3 Closing Conditions. (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met: (i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date); (ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and (iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement and the Warrants set forth in Section 2.4 of this Agreement. (b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met: (i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date); (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; (iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

9 (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; (v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity (excluding the COVID-19 pandemic) of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; (vi) the Company shall have closed the transactions contemplated by that certain Asset Purchase Agreement, dated March 6, 2023, by and among the Company, the Sellers and the other parties thereto (the “ClickDealer Acquisition”); and (vii) the Company shall have submitted an application with the New York Stock Exchange for approval of the listing of the shares of Common Stock issuable upon conversion, redemption or exercise of the Securities and such application shall have been approved by the New York Stock Exchange. 2.4 Issuance of Warrants. On the date hereof, the Company shall promptly deliver to each Purchaser a Warrant registered in the name of such Purchaser to purchase up to the number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 2.4 (90 shares of Common Stock per share of Series A Convertible Preferred Stock and per share of Series B Convertible Preferred Stock), with a five year maturity and an exercise price equal to $0.6453, subject to adjustment therein. ARTICLE III. REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports or Disclosure Schedules, which SEC Reports and Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the SEC Reports or corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser: (a) Subsidiaries. All of the “significant subsidiaries” (as defined in Rule 1-02(w) of SEC Regulation S-X) of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital share or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded. (b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the

10 Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided that a change in the market price or trading volume of the Common Stock alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. (d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

11 (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement pursuant to the terms of the Registration Rights Agreement, (iii) application(s) to each applicable Trading Market for the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”). (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the applicable Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital shares the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. (g) Capitalization. As of the date hereof, 39,956,863 shares of the registrant’s Class A common stock; 25,699,464 of the registrant’s Class B common stock, par value $0.0001 per share; and 13,999,078 warrants to purchase shares of the registrant’s Class A common stock, par value $0.0001 per share, were issued and outstanding. The Company has not issued any capital shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee share options under the Company’s share option plans, the issuance of shares of Common Stock to employees, consultants and directors pursuant to the Company’s equity incentive plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital share of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital shares of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers and the Financial Advisor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding capital shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any shareholder, the Board of

12 Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders. (h) SEC Reports; Financial Statements. Except as disclosed in the SEC Reports, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, as amended and supplemented as of the date hereof, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. (i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports or on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to a Company equity compensation or shares option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

13 (j) Litigation. Except as reported in the SEC Reports, there is no material action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in the SEC Reports (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which could result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. (k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (l) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. (m) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time

14 or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. (n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. (o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. (p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in the SEC Reports, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to

15 obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business. (q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies of the Company’s size and in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. (r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company. (s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

16 (t) Certain Fees. Except for fees payable by the Company to the Financial Advisor, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. (u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended. (v) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary. (w) Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock are or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. (x) Application of Takeover Protections. Except as provided in the SEC Reports, the Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. (y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers

17 regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof. (z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Preferred Stock, Conversion Shares, Warrants or Warrant Shares under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated, which, if integrated, will not be obtained. (aa) Solvency. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary (excluding any unpaid interest thereon accrued since the Evaluation Date), or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. (bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. (cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii)

18 failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. (dd) Accountants. The Company’s independent registered public accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Reports on Form 10-K for the fiscal year ending December 31, 2022. (ee) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives. (ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the shares of Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities (in material compliance with applicable laws) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents. (gg) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Financial Advisor in connection with the placement of the Securities.

19 (hh) Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. (ii) Share Option Plans. Each share option granted by the Company under the Company’s share option plans was granted (i) in accordance with the terms of the Company’s share option plans and (ii) with an exercise price at least equal to the fair market value of the shares of Common Stock on the date such share option would be considered granted under GAAP and applicable law. No share option granted under the Company’s share option plans has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects. (jj) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). (kk) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request. (ll) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. (mm) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended,

20 applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened. (nn) Other Covered Persons. Other than the Financial Advisor, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchasers in connection with the sale of any Securities. (oo) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. (pp) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to each Purchaser as an “accredited investor” within the meaning of Rule 501 under the Securities Act. (qq) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to each Purchaser a copy of any disclosures provided thereunder. (rr) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware. 3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case such representation or warranty shall be accurate as of such date): (a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate,

21 partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. (b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser understands that the Preferred Stock, Conversion Shares, Warrants and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7), under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. (e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Financial Advisor nor any Affiliate of the Financial Advisor has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Financial

22 Advisor nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Financial Advisor and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Financial Advisor nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser. (f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future. (g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement. (h) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, such Purchaser at the time of sale is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future. ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES 4.1 Removal of Legends.

23 (a) The Preferred Stock, Conversion Shares, Warrants and Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any such Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement. (b) The Purchasers agrees to the imprinting, so long as is required by this Section 4.1, of a legend on each of the shares of Preferred Stock, Conversion Shares, Warrants and Warrant Shares and in substantially the following form: [NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] [HAS NOT] [HAVE] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. (c) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured any of the Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of any of the Securities may reasonably request in connection with a pledge or transfer of such Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Shareholders (as defined in the Registration Rights Agreement) thereunder. (d) Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security

24 is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144 (assuming cashless exercise of the Warrants), or (iii) if such Securities are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), subject in the case of clauses (ii), (iii) and (iv) to receipt from the Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection with such request. Upon request, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent or a Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by such Purchaser, respectively. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, if the Securities may be sold under Rule 144 (assuming cashless exercise of the Warrants) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Securities shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(d), upon request, the Company will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares and/or Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate (or account statement from the Transfer Agent) representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to each applicable Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the shares Common Stock as in effect on the date of delivery of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend. 4.2 Furnishing of Information. (a) Until the earlier of the time that (i) the Purchasers no longer own any of the Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. (b) At any time during the period commencing from the date hereof and ending at such time that all of the Conversion Shares or the Warrant Shares (assuming cashless exercise) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount with respect to the Securities or the exercise price of such Purchaser’s Warrants on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b)

25 such time that such public information is no longer required for the Purchasers to transfer the Conversion Shares or Warrant Shares pursuant to Rule 144. The payments to which the Purchasers shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. 4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction. 4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers, as of the Closing, that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except that if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b). 4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any

26 Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. 4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such material non-public information with the Commission pursuant to a Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. 4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes and for working capital purposes, and shall not use such proceeds in violation of FCPA or OFAC regulations. 4.8 Indemnification of Purchaser. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (c) in connection with any Registration Statement of the Company providing for the resale by any Purchaser Party of the Securities issued and the shares of Common Stock issuable upon exercise of the Preferred Stock and Warrants, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs

27 (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Purchaser Party. Any Purchaser Party shall have the right to engage separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the engagement thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to engage counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. 4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue shares of Preferred Stock pursuant to this Agreement and to issue the Conversion Shares pursuant to any conversion of the Preferred Stock and the Warrant Shares pursuant to any exercise of the Warrants. 4.10 Listing of Common Stock. The Company shall (i) in the time and manner required by the New York Stock Exchange, prepare and file with the New York Stock Exchange a Supplemental Listing Application covering at least the maximum number of Conversion Shares and Warrants Shares, (ii) take all steps necessary to cause such Conversion Shares and Warrant Shares to be approved for listing or quotation on the New York Stock Exchange as soon as possible thereafter. In addition, for as long as any shares of Preferred Stock and Warrants are outstanding and convertible or exercisable, as the case may be, the Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the shares of Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares and the Warrant Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the shares of Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as

28 possible. The Company will then take all action reasonably necessary to continue the listing and trading of its shares of Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. For so long as the Company maintains a listing or quotation of the shares of Common Stock on a Trading Market, the Company agrees to maintain the eligibility of the shares of Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. 4.11 Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Conversion Shares and Warrant Shares for the purpose of enabling the Company to issue Conversion Shares and Warrant Shares pursuant to this Agreement. 4.12 Subsequent Equity Sales. (a) From the date hereof until 90 days after the date on which a Registration Statement registering for resale all of the Securities is declared effective by the Commission (such applicable period, the “Restricted Period”), neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than a Registration Statement registering for resale all of the Securities and in each case other than as contemplated pursuant to the Registration Rights Agreement. The restrictions under this Section 4.12(a) shall also apply to all Company Affiliates, including, without limitation, the Company’s Board of Directors and Named Executive Officers, as that term is defined in Section 402(a)(3) of Regulation S-K (17 CFR § 402(a)(3)), who, for the avoidance of doubt, may not sell any shares of Common Stock owned by them during the Restricted Period. (b) From the date hereof until no shares of Preferred Stock remain outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the shares of Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. (c) Notwithstanding the foregoing, this Section 4.12 shall not apply (i) to any Variable Rate Transaction by and between the Company and the Purchasers and (ii) in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance (other than those Exempt Issuances set forth on Schedule 4.12(c)).

29 4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise. 4.14 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited by this Agreement from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. 4.15 Capital Changes. From the date hereof until no shares of Preferred Stock remain outstanding, the Company shall not undertake a reverse or forward share split or reclassification of the Common Stock without the prior written consent of the Purchasers, provided that no consent shall be required in the event that the Company undertakes a reverse share split for purposes of maintaining the listing of the shares of Common Stock on the Trading Market. 4.16 Conversion Procedures. The form of Notice of Conversion attached to the Series A Certificate of Designation and the Series B Certificate of Designation sets forth the totality of the procedures required of the Purchaser in order to convert the Preferred Stock. Without limiting the preceding sentences, no ink- original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert their Conversion Shares. The Company shall honor conversions of the Preferred Stock and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

30 4.17 Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents. 4.18 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the offering of the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser. 4.19 Participation in Future Financing. (a) For twenty-four (24) months after the date hereof , upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents or preferred stock for cash consideration, Indebtedness or a combination of securities hereof (a “Subsequent Financing”), the Purchasers shall have the right to participate on a pro rata basis in the aggregate up to an amount of the Subsequent Financing equal to 35% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. (b) At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. (c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate. (d) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the

31 aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice. (e) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.19 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.19. (f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.19, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice. (g) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser. (h) Notwithstanding anything to the contrary in this Section 4.19 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. (i) Notwithstanding the foregoing, this Section 4.19 shall not apply in respect of an Exempt Issuance. Section 4.20 Information Statement. The Company agrees to obtain written consent from its stockholders representing at least 51% of all outstanding shares of Common Stock prior to the Closing for approval of the transactions contemplated by this Agreement and shall provide the stockholders with notice thereof by filing a definitive information statement on Form 14C no later than 30 days after the Closing Date.

32 ARTICLE V. MISCELLANEOUS 5.1 Termination. This Agreement may be terminated by the Company or by any Purchaser, as to such Purchaser’s obligations hereunder only, and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the Outside Date; provided, however, that no such termination will affect the right of any party hereto to sue for any breach by any other party (or parties) hereto. 5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party hereto shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company agrees to pay at the Closing the reasonable fees and expenses of the Purchasers’ due diligence and legal fees in connection with the transactions described in this Agreement and the other Transaction Documents, with an initial deposit of $75,000. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. 5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which such parties acknowledge have been merged into such documents, exhibits and schedules. 5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd)Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. 5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Securities based on the initial Subscription Amounts hereunder (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with

33 this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 8-K. 5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. 5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.” 5.8 No Third-Party Beneficiaries. The Financial Advisor shall be the third-party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8. 5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding. 5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one (1) year from the Closing. 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when

34 counterparts have been signed by each party hereto and delivered to the other party hereto, it being understood that the parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. 5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. 5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Warrant (including, issuance of a replacement warrant certificate evidencing such restored right). 5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities. 5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Each party hereto agrees that it shall not have a remedy of punitive or consequential damages against the other and hereby waives any right or claim to punitive or consequential damages it may now have or may arise in the future. 5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law

35 or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. 5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Blank Rome. Blank Rome does not represent any of the Purchasers and only represents the Financial Advisor. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. 5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled. 5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. 5.20 Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement. 5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO, THE PARTIES HERETO EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY. 5.22 Purchaser Representative.

36 (a) Appointment. Each Purchaser shall, without any further action on the part of any such Purchaser or the Company, be deemed (by virtue of the adoption and approval of this Agreement) to have consented to the irrevocable nomination, constitution and appointment of 3i, LP, a Delaware limited partnership, as the exclusive agent and true lawful attorney in fact of such Purchaser (the “Purchaser Representative”), with full power of substitution, to act in the name, place and stead of each such Purchaser for purposes of executing the Escrow Agreement and taking any actions that the Purchaser Representative may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with the distribution of any amounts deposited with the Escrow Agent for the benefit of and for distribution to the Purchasers pursuant to the Escrow Agreement. (b) Authority. Each Purchaser shall, without any further action on the part of any such Purchaser, be deemed (by virtue of the adoption and approval of this Agreement) to have granted to the Purchasers Representative full authority to do all things and perform all acts as contemplated by or deemed advisable by the Purchaser Representative in its sole discretion in connection with the Escrow Agreement, including, without limitation, to execute, deliver, acknowledge, certify and file on behalf of the Purchasers (in the name of any or all of the Purchasers or otherwise) any and all documents that the Purchaser Representative may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Purchaser Representative may, in its sole discretion, determine to be appropriate, in performing its duties as contemplated by this Agreement, including in connection with the distribution of any amounts deposited with the Escrow Agent for the benefit of and for distribution to the Purchasers pursuant to the Escrow Agreement. Notwithstanding the foregoing, the Purchaser Representative shall have no obligation to act on behalf of the Purchasers, except as expressly provided herein, and for purposes of clarity, there are no obligations of the Purchaser Representative in any other ancillary agreement, schedule or exhibit. [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. DIGITAL MEDIA SOLUTIONS, INC. Address for Notice: 4800 140th Avenue N., Suite 101 Clearwater, Florida 33762 By: Fax: Name: Joseph Marinucci Title: President and Chief Executive Officer E-mail: jmarinucci@dmsgroup.com [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO DMS SECURITIES PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above. Name of Purchaser: _______________________________________ Signature of Purchaser: _________________________________ Email Address of Purchaser:_________________________________________ Facsimile Number of Purchaser: __________________________________________ Address for Notice to Purchaser: __________________________________________ Address for Delivery of Warrants to Purchaser (if not same as address for notice): __________________________________________ __________________________________________ __________________________________________ Subscription Amount: $____________________ Series A Convertible Preferred Stock: ____________________ Series B Convertible Preferred Stock: ____________________ Warrant Shares: ____________________

[PURCHASER SIGNATURE PAGE TO DMS SECURITIES PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above. Name of Purchaser: _______________________________________ Signature of Purchaser: _________________________________ Email Address of Purchaser:_________________________________________ Facsimile Number of Purchaser: __________________________________________ Address for Notice to Purchaser: __________________________________________ Address for Delivery of Warrants to Purchaser (if not same as address for notice): __________________________________________ __________________________________________ __________________________________________ Subscription Amount: $____________________ Series A Convertible Preferred Stock: ____________________ Series B Convertible Preferred Stock: ____________________ Warrant Shares: ____________________

38 [PURCHASER SIGNATURE PAGE TO DMS SECURITIES PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above. Name of Purchaser: BPY Limited Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory: James Keyes Title of Authorized Signatory: Director Email Address of Authorized Signatory: Operations@murchinsonltd.com Facsimile Number of Authorized Signatory: Address for Notice to Purchaser: #400-145 Adelaide St. West, Toronto, Ontario, M5H 4E5. Address for Delivery of Warrants to Purchaser (if not same as address for notice): __________________________________________ __________________________________________ __________________________________________ Subscription Amount: $800,000.00 Series A Convertible Preferred Stock: ____________________ Series B Convertible Preferred Stock: ____________________ Warrant Shares: 50% Coverage EIN Number: ____________________ James Keyes (Mar 28, 2023 19:59 GMT+2)

38 [PURCHASER SIGNATURE PAGE TO DMS SECURITIES PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above. Name of Purchaser: Nomis Bay Ltd Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory: James Keyes Title of Authorized Signatory: Director Email Address of Authorized Signatory: Operations@murchinsonltd.com Facsimile Number of Authorized Signatory: Address for Notice to Purchaser: #400-145 Adelaide St. West, Toronto, Ontario, M5H 4E5. Address for Delivery of Warrants to Purchaser (if not same as address for notice): __________________________________________ __________________________________________ __________________________________________ Subscription Amount: $1,200,000.00 Series A Convertible Preferred Stock: ____________________ Series B Convertible Preferred Stock: ____________________ Warrant Shares: 50% Coverage EIN Number: ____________________ James Keyes (Mar 28, 2023 19:58 GMT+2)

[PURCHASER SIGNATURE PAGE TO DMS SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser: 3i, LP

Signature of Authorized Signatory of Purchaser: [signature]

Name of Authorized Signatory: Maier J. Tarlow

Title of Authorized Signatory: Manager On Behalf Of The GP

Email Address of Authorized Signatory: mjtarlow@3ifund.com

Facsimile Number of Authorized Signatory: ______________________

Address for Notice to Purchaser: 2 Wooster St. New York, NY 10013

Address for Delivery of Warrants to Purchaser (if not same as address for notice):
140 Broadway FL 38, New York, NY 10005

Subscription Amount: $2,000,000

Series A Convertible Preferred Stock: 20,000

Series B Convertible Preferred Stock: 0

Warrant Shares: 2,063,492

EIN Number: 84-3800874

38

[PURCHASER SIGNATURE PAGES TO DMS SECURITIES PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. Name of Purchaser: ANSON INVESTMENTS MASTER FUND LP Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory: AMIN NATHOO Title of Authorized Signatory: Director, Anson Advisors Inc. Email Address of Authorized Signatory: notices@ansonfunds.com Facsimile Number of Authorized Signatory: 416.352.1880 Address for Notice to Purchaser: 155 UNIVERSITY AVENUE, SUITE 207 TORONTO, ONTARIO, CANADA M5H 3B7 ATTN: AMIN NATHOO Address for Delivery of Securities to Purchaser (if not same as address for notice): SAME AS ABOVE Subscription Amount: $1,600,000.00 Series A Convertible Preferred Stock: 16,000 shares or $1,777,760.00 stated value Warrant Shares: 1,377,468 Beneficial Ownership Blocker ! 4.99% or " 9.99% EIN Number: 98-0538788 1,650,794

[PURCHASER SIGNATURE PAGES TO DMS SECURITIES PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. Name of Purchaser: ANSON EAST MASTER FUND LP Signature of Authorized Signatory of Purchaser: Name of Authorized Signatory: AMIN NATHOO Title of Authorized Signatory: Director, Anson Advisors Inc. Email Address of Authorized Signatory: notices@ansonfunds.com Facsimile Number of Authorized Signatory: 416.352.1880 Address for Notice to Purchaser: 155 UNIVERSITY AVENUE, SUITE 207 TORONTO, ONTARIO, CANADA M5H 3B7 ATTN: AMIN NATHOO Address for Delivery of Securities to Purchaser (if not same as address for notice): SAME AS ABOVE Subscription Amount: $400,000.00 Series A Convertible Preferred Stock: 4,000 shares or $444,440.00 stated value Warrant Shares: 344,367 Beneficial Ownership Blocker ! 4.99% or " 9.99% EIN Number: 84-2019759 412,698

38 [PURCHASER SIGNATURE PAGE TO DMS SECURITIES PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above. Name of Purchaser: _______________________________________ Signature of Authorized Signatory of Purchaser: _________________________________ Name of Authorized Signatory: _______________________________________________ Title of Authorized Signatory: ________________________________________________ Email Address of Authorized Signatory:_________________________________________ Facsimile Number of Authorized Signatory: __________________________________________ Address for Notice to Purchaser: __________________________________________ Address for Delivery of Warrants to Purchaser (if not same as address for notice): __________________________________________ __________________________________________ __________________________________________ Subscription Amount: $____________________ Series A Convertible Preferred Stock: ____________________ Series B Convertible Preferred Stock: ____________________ Warrant Shares: ____________________ EIN Number: ____________________ Mark Gottlieb COO Operations@altiumcap.com 2,000,000 152 W 57th Street, Floor 20, New York, NY 10019 Altium Growth Fund, LP 82-2105101 Mark Gottlieb (Mar 28, 2023 14:58 EDT)

[PURCHASER SIGNATURE PAGE TO DMS SECURITIES PURCHASE AGREEMENT] IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above. Name of Purchaser: Lion Capital (Guernsey) Bridgeco Limited Signature of Authorized Signatory of Purchaser: _________________________________ Name of Authorized Signatory: _______________________________________________ Title of Authorized Signatory: ________________________________________________ Email Address of Authorized Signatory:_________________________________________ Facsimile Number of Authorized Signatory: __________________________________________ Address for Notice to Purchaser: __________________________________________ Address for Delivery of Warrants to Purchaser (if not same as address for notice): __________________________________________ __________________________________________ __________________________________________ Subscription Amount:$2,867,080 Series A Convertible Preferred Stock: 0 Series B Convertible Preferred Stock: 28,671 Warrant Shares: ____________________ EIN Number: ____________________ Nick Barton Director nick.barton@aztecgroup.co.uk +44 (0) 1481 749749 East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey, GY1 3PP

39 Exhibit A Form of Registration Rights Agreement (attached)

1 REGISTRATION RIGHTS AGREEMENT This Registration Rights Agreement (this “Agreement”) is made and entered into as of March [__], 2023, between Digital Media Solutions, Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”). This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Purchase Agreement”). The Company and each Purchaser hereby agrees as follows: 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings: “Advice” shall have the meaning set forth in Section 6(c). “Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, June 15, 2023, if and only to the extent the Company has previously issued, or is then obligated to issue, Registrable Securities to the Purchasers pursuant to the Class A Certificate of Designation or Class B Certificate of Designation, as applicable. “Effectiveness Period” shall have the meaning set forth in Section 2(a). “Event” shall have the meaning set forth in Section 2(d). “Event Date” shall have the meaning set forth in Section 2(d). “Filing Date” means, with respect to the Initial Registration Statement required hereunder, the Company shall use its best efforts to file the Initial Registration Statement by: the 30th calendar day following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities. “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities. “Indemnified Party” shall have the meaning set forth in Section 5(c). “Indemnifying Party” shall have the meaning set forth in Section 5(c). “Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement. “Losses” shall have the meaning set forth in Section 5(a). “Plan of Distribution” shall have the meaning set forth in Section 2(a).

2 “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus. “Registrable Securities” means, as of any date of determination, (a) all Conversion Shares then issued and issuable upon conversion of the Preferred Stock (assuming on such date the shares of Preferred Stock are converted in full at the Floor Price without regard to any exercise limitations therein), (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein) and (c) any securities issued or then issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, as reasonably determined by the Company, upon the advice of counsel to the Company. “Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement. “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule. “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule. “Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

3 “SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act. 2. Shelf Registration. (a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Shareholder” section attached hereto as Annex B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d). (b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

4 (c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: a. First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; b. Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders); and c. Third, the Company shall reduce Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders). In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended. (d) If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective; provided, however, that to the extent that the filing of an amendment to the Registration Statement under paragraph (iii) would require updated audited financial statements to be filed by amendment to the Registration Statement pursuant to the Securities Act in advance of the applicable filing deadline for such audited financial statements under the Exchange Act, the applicable Event Date with respect thereto shall be five (5) Trading Days after the applicable Exchange Act deadline; or (iv) a Registration Statement registering for resale all of the Registrable Securities, subject to the cutback limitations set forth in Section 2(c) of this Agreement, is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement but prior to the end of the Effectiveness Period, such Registration Statement ceases for any reason to remain continuously

5 effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, in newly issued shares of Common Stock, rounded down to the nearest whole share, (at the Per Share Purchase Price), or in Common Warrants to purchase the shares of Common Stock (based on the Exercise Price), at the sole option of the respective Purchaser, as partial liquidated damages and not as a penalty, equal to 2.0% of the Redemption Price; provided, that, in no case shall the Company be required to issue any shares of Common Stock or Common Warrants in violation of the listing rules of the New York Stock Exchange; and provided, further, that the Company shall not be required to make any payments pursuant to this Section 2(d) with respect to any Registrable Securities the Company is unable to register due to limits imposed by the Commission’s interpretation of Rule 415 under the Securities Act as contemplated by Section 2(b). If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. (e) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. (f) Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any Underwriter without the prior written consent of such Holder. 3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall: (a) Not less than one (1) Trading Day prior to the filing of the Initial Registration Statement and not less than three (3) Trading Days prior to the filing of each additional Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a

6 reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than three (3) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Shareholder Questionnaire”) on a date that is not less than three (3) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section. In addition to the Selling Shareholder Questionnaire, each Holder shall furnish such other information as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented. (c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities. (d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or

7 supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries. (e) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment. (f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form. (g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d). (h) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

8 (i) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request. (j) Upon the occurrence of any event contemplated by Section 3(d), if required to do so, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall so suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period. (k) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder. (l) The Company shall use its commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities. (m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company. 4. Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall

9 include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the shares of Common Stock are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders. 5. Indemnification. (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of shares of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the

10 receipt by such Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(f). (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Shareholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation. (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding

11 (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder. (d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

12 The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. 6. Miscellaneous. (a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate. (b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements, other than with respect to an Exempt Issuance (as defined in the Purchase Agreement), until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements. (c) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d). (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(d). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

13 (e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement. (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement. (g) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(g), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full. (h) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. (i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement. (j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law. (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. (l) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof. (m) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by

14 any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders. (n) Termination. This Agreement shall be effective as of the Closing, and if the Closing has not occurred on or prior to fifth (5th) Trading Day following the date of the Purchase Agreement, unless otherwise mutually agreed, then this Agreement shall be null and void. ******************** (Signature Pages Follow)

15 IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above. DIGITAL MEDIA SOLUTIONS, INC. By: Name: Joseph Marinucci Title: President and Chief Executive Officer [SIGNATURE PAGE OF HOLDERS FOLLOWS]

16 [SIGNATURE PAGE OF HOLDERS TO DMS RRA] Name of Holder: __________________________ Signature of Authorized Signatory of Holder: __________________________ Name of Authorized Signatory: _________________________ Title of Authorized Signatory: __________________________ [SIGNATURE PAGES CONTINUE]

17 Schedule 6.1(g) Annex A Plan of Distribution Each Selling Shareholder (the “Selling Shareholder”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities: ● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; ● block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; ● purchases by a broker-dealer as principal and resale by the broker-dealer for its account; ● an exchange distribution in accordance with the rules of the applicable exchange; ● privately negotiated transactions; ● settlement of short sales; ● in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security; ● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; ● a combination of any such methods of sale; or ● any other method permitted pursuant to applicable law. The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121. In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or

18 more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner- of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

19 Annex B SELLING SHAREHOLDERS The shares of common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement of Shares of Common Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling shareholders have not had any material relationship with us within the past three years. The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and warrants, as of ________, 2023, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the selling shareholders. In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders in the “Private Placement of Shares of Common Stock and Warrants” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus. Under the terms of the warrants [and other warrants held by the selling shareholders], a selling shareholder may not exercise [any such] warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” Name of Selling Shareholder Number of Shares of Common Stock Owned Prior to Offering Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus Number of Shares of Common Stock Owned After Offering

20 Annex C DIGITAL MEDIA SOLUTIONS, INC. Selling Shareholder Notice and Questionnaire The undersigned beneficial owner of shares of common stock (the “Registrable Securities”) of Digital Media Solutions, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement. Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus. NOTICE The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement. The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate: QUESTIONNAIRE 1. Name. (a) Full Legal Name of Selling Shareholder (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held: (c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire): 2. Address for Notices to Selling Shareholder:

21 Telephone: Fax: Contact Person: 3. Broker-Dealer Status: (a) Are you a broker-dealer? Yes ☐ No ☐ (b) If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company? Yes ☐ No ☐ Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement. (c) Are you an affiliate of a broker-dealer? Yes ☐ No ☐ (d) If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities? Yes ☐ No ☐ Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement. 4. Beneficial Ownership of Securities of the Company Owned by the Selling Shareholder. Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement. (a) Type and Amount of other securities beneficially owned by the Selling Shareholder: 5. Relationships with the Company:

22 Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. State any exceptions here: The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates. By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto. IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent. Date: Beneficial Owner: By: Name: Title: PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO: mailto:[ ]

40 Exhibit B Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock (attached)

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW The undersigned, Joseph Marinucci, does hereby certify that: 1. He is the Chief Executive Officer of Digital Media Solutions, Inc., a Delaware corporation (the “Corporation”). 2. The Corporation is authorized to issue 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares have been previously designated. 3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”): WHEREAS, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), provides for a class of its authorized stock known as preferred stock, consisting of 100,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series; WHEREAS, the Board of Directors is authorized by resolution to provide for the issuance of preferred stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof; and WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as described above, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 80,000 shares of the preferred stock which the Corporation has the authority to issue. NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock to be designated “Series A Convertible Redeemable Preferred Stock” and does hereby fix and determine the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof as follows: Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings: “Accelerated Redemption” shall have the meaning set forth in Section 9(b). “Adjustment Right” means (any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7(e)) of Common Stock that could result in a decrease in the net consideration received by the Corporation in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

2 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act. “Alternate Consideration” shall have the meaning set forth in Section 7(d). “Alternate Conversion Price” shall have the meaning set forth in Section 6(b). “Applicable Price” shall have the meaning set forth in Section 7(e). “Bankruptcy Triggering Event” shall have the meaning set forth in Section 9(d). “Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d). “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing: (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be). “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. “Buy-In” shall have the meaning set forth in Section 6(c)(iv). “Change of Control Date” shall have the meaning set forth in Section 9(g). “Change of Control Notice” shall have the meaning set forth in Section 9(g). “Change of Control Redemption Date” shall have the meaning set forth in Section 9(g). “Change of Control Redemption Price” shall have the meaning set forth in Section 9(g). “Change of Control Redemption Notice” shall have the meaning set forth in Section 9(g). “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of the issuance, sale, conversion or exercise of Series A Preferred Stock or Series B Preferred Stock), (b) the Corporation merges into or

3 consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. “Closing” means the closing of the purchase and sale of the Series A Preferred Stock pursuant to Section 2.1 of the Purchase Agreement. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holders of a majority of the then outstanding shares of Preferred Stock. If the Corporation and the Holders of a majority of the then outstanding shares of Preferred Stock are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10(k). All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period. “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to pay the Purchase Price and (ii) the Corporation’s obligations to deliver the Series A Preferred Stock have been satisfied or waived. “Commission” means the United States Securities and Exchange Commission. “Common Stock” means the Corporation’s Class A common stock, $0.0001 par value per share, and stock of any other class of securities into which such securities may hereafter be reclassified, converted or changed.

4 “Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Conversion Amount means the sum of the Stated Value at issue and all accrued and unpaid dividends at issue. “Conversion Date” shall have the meaning set forth in Section 6(a). “Conversion Price” shall have the meaning set forth in Section 6(b). “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Stock. “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock in accordance with the terms hereof. “Corporation’s Mandatory Redemption Price” shall have the meaning set forth in Section 9(a). “Change of Control Redemption” shall have the meaning set forth in Section 9(g). “Dilutive Issuance” shall have the meaning set forth in Section 7(e) “Dividend Date” shall have the meaning set forth in Section 3(b). “Dividend Rate” means four percent (4.0%) per annum. “Dividends” shall have the meaning set forth in Section 3(a). “Equity Conditions” means during the period in question: (a) the Corporation shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holders, if any, (b) there is an effective registration statement (“Registration Statement”) under the Securities Act pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Common Stock issuable pursuant to the Certificate of Designation (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Certificate of Designation may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holders, (c) the Common Stock are trading on a Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of 300% of all the shares then issuable pursuant to the Certificate of Designation, (e) there is no existing breach of any of the representations, warranties, covenants or agreements made by the Corporation in the Transaction Documents, and no existing event which, with the passage of time or the giving of

5 notice, would constitute such a breach, (f) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (g) the limitations set forth under Section 6(d) will not be exceeded upon any requested conversion and (h) for each of the twenty (20) Trading Days prior to the applicable date in question, the closing price of the Common Stock on the Trading Market is at least equal to the Floor Price. “Escrow Agreement” means the escrow agreement to be entered into in connection with the Purchase Agreement, by and among the Corporation, Continental Stock Transfer & Trust Company, and the holder representative party thereto (the “Holder Representative”). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Cap” shall have the meaning given such term in Section 6(e). “Exchange Cap Allocation” shall have the meaning given such term in Section 6(e). “Exchange Cap Shares” shall have the meaning given such term in Section 6(e). "Exempt Issuance" has the meaning set forth in the Purchase Agreement. “Floor Price” means $0.484; provided that, if on any Accelerated Redemption Date, (i) any cash payment required to be made pursuant to Section 9 is not made, and (ii) the Existing Investors (as defined in the Investor Side Letter) have defaulted under their obligations to purchase the Series A Preferred Stock pursuant to the terms of the Investor Side Letter, then the "Floor Price" shall be $0.161. “Fundamental Transaction” shall have the meaning set forth in Section 7(d). “Holder” shall have the meaning given such term in Section 2. “Holder’s Optional Triggered Notice” shall have the meaning given such term in Section 9(c). “Installments” shall have the meaning given such term in Section 9(a). “Intellectual Property Rights” means, with respect to the Corporation and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor. “Investor Side Letter” has the meaning set forth in the Purchase Agreement. “Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any

6 other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction). “Liquidation” shall have the meaning set forth in Section 5. “Monthly Mandatory Redemption” shall have the meaning given such term in Section 9(a). “Monthly Mandatory Redemption Date” shall have the meaning given such term in Section 9(a). “Monthly Mandatory Redemption Share Amount” shall have the meaning given such term in Section 9(a). “New Issuance Price” shall have the meaning set forth in Section 7(e). “Notice of Conversion” shall have the meaning set forth in Section 6(a). “Optional Triggering Event Right Commencement Date” shall have the meaning given such term in Section 9(c). “Optional Triggering Event Notice” shall have the meaning given such term in Section 9(c). “Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock. “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Primary Security” shall have the meaning set forth in Section 7(e)(iv). “Purchase Agreement” means the Securities Purchase Agreement, dated as of March 29, 2023, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms. “Purchase Price” means, as to each Holder, the aggregate dollar amount to be paid for the Series A Preferred Stock pursuant to the Purchase Agreement. “Redemption” means any of or collectively all of an Accelerated Redemption, Monthly Mandatory Redemption, Triggering Event Redemption, Triggered Optional Redemption, Change of Control Redemption “Redemption Price” means any of the Corporation’s Mandatory Redemption Price, Triggering Event Redemption Price and the Change of Control Redemption Price, as applicable.

7 “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 30, 2023, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms. “Secondary Security” shall have the meaning set forth in Section 7(d). “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Series A Preferred Stock” shall have the meaning set forth in Section 2. “Series B Preferred Stock” shall mean the Series B Convertible Redeemable Preferred Stock of the Corporation. “Series B Preferred Stock Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Redeemable Preferred Stock of the Corporation, dated as of the date hereof. “Share Delivery Date” shall have the meaning set forth in Section 6(c). “Stated Value” shall have the meaning set forth in Section 2. “Subsidiary” means any subsidiary of the Corporation as set forth on Schedule 3.1(a) of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement. “Successor Entity” shall have the meaning set forth in Section 7(d). “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). “Transaction Documents” means this Certificate of Designation, the Series B Preferred Stock Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, the Warrants, the Escrow Agreement, the Financial Advisory Agreement, the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in

8 connection with the transactions contemplated pursuant to the Purchase Agreement, in each case as amended, modified or supplemented from time to time in accordance with its terms. “Transfer Agent” means Continental Stock Transfer & Trust Company, and any successor transfer agent of the Corporation. “Triggered Optional Redemption Amount” shall have the meaning set forth in Section 9(c). “Triggering Event” shall have the meaning set forth in Section 9(e). “Triggering Event Redemption” shall have the meaning set forth in Section 9(e). “Triggering Event Right Commencement Date” shall have the meaning set forth in Section 9(e). “Triggering Event Right Period” shall have the meaning set forth in Section 9(e). “Triggering Event Redemption Date” shall have the meaning set forth in Section 9(e). “Triggering Event Redemption Notice” shall have the meaning set forth in Section 9(e). “Triggering Event Redemption Price” shall have the meaning set forth in Section 9(e). “Triggered Optional Event” shall have the meaning set forth in Section 9(c). “Triggered Optional Redemption” shall have the meaning set forth in Section 9(c). “Triggered Optional Redemption Date” shall have the meaning set forth in Section 9(c). “Valuation Event” shall have the meaning set forth in Section 7(e)(iv). “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Series A Preferred Stock then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation. "Warrants" has the meaning set forth in the Purchase Agreement. Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as “Series A Convertible Redeemable Preferred Stock” (the “Series A Preferred Stock”) and the number of shares of such series shall be 80,000 (which shall not be subject to increase without the written

9 consent of the holders of a majority of the then outstanding shares of the Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Series A Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $111.11 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series A Preferred Stock, the “Stated Value”). Section 3. Dividends. (a) From and after the Original Issue Date, each Holder shall be entitled to receive dividends (“Dividends”), which Dividends shall be cumulative and shall continue to accrue and compound annually whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends on the Series A Preferred Stock shall commence accumulating on the Original Issue Date and shall be computed on the basis of a 360-day year and twelve 30-day months. (b) Dividends shall be payable on each Conversion Date and Redemption Date (each, a “Dividend Date”), as applicable, to the record holders of the Series A Preferred Stock on the applicable Dividend Date in accordance with the terms of the applicable conversion or redemption. Section 4. Voting Rights. (a) For purposes of determining the presence of a quorum at any meeting of the stockholders of the Corporation at which the shares of Series A Preferred Stock are entitled to vote and the voting power of the shares of Series A Preferred Stock, each Holder of outstanding shares of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible, disregarding, for such purposes, any limitations on conversion set forth herein. (b) Except as otherwise required by the Delaware General Corporation Law or the Certificate of Incorporation (including this Certificate of Designation), each share of Series A Preferred Stock shall be entitled to vote on each matter submitted to a vote of the stockholders generally and shall vote together with the Common Stock and any other class or series of capital stock entitled to vote thereon as a single class and on an as converted to Common Stock basis. Notwithstanding the foregoing, at no time shall the voting power of a share of Series B Preferred Stock voting on an as converted basis exceed the voting power of such share on the Initial Issuance Date based upon the Conversion Price of $0.6453 per share. Notwithstanding anything to the contrary in the first sentence of this Section 4(b), in addition, as long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Stock, voting as a separate class, (i) alter or change the powers, preferences or rights of the Series A Preferred Stock so as to affect them adversely, (ii) amend the Certificate of Incorporation or other charter documents in a manner adverse to the Holders, (iii) increase the number of authorized shares of Series A Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing. Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), prior and in preference to the Common Stock and the Series B Preferred Stock, the Holders shall be entitled to receive out of the assets available for distribution to stockholders an amount equal in cash to 115% of the aggregate Stated Value of all shares of Series A Preferred Stock held by such Holder, plus any accrued but unpaid Dividends thereon any other fees then due and owing thereon under this Certificate of Designation, and no more, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The preference set forth

10 in this Section 5 with respect to distributions to the Series A Preferred Stock upon a Liquidation shall apply mutatis mutandis to any distributions to be made upon the consummation of a Fundamental Transaction. The Corporation shall mail written notice of any such Liquidation or Fundamental Transaction not less than 45 days prior to the payment date stated therein, to each Holder. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation to be distributed to the Holders in accordance with this Section 5. All the preferential amounts to be paid to the Holders under this Section 5 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation funds of the Corporation to the holders of shares of the Common Stock and the Series B Preferred Stock in connection with a Liquidation as to which this Section 5 applies. Section 6. Conversion. (a) Conversions at Option of Holder. Subject to Section 6(d), each share of Series A Preferred Stock shall be convertible, at any time and from time to time only after the Original Issuance Date, at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price or the Alternate Conversion Price, as the case may be. Holders shall effect conversions by delivering to the Corporation and the Holder Representative a conversion notice in the form attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be as of the close of business on the Business Day that such Notice of Conversion is delivered to the Corporation, or if such day is not a Business Day or if the Notice of Conversion is delivered after regular business hours, the next Business Day. No ink- original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. From and after the Conversion Date, until presented for transfer or exchange, certificates that previously represented shares of Series A Preferred Stock shall represent, in lieu of the number of shares of Series A Preferred Stock previously represented by such certificate, the number of shares of Series A Preferred Stock, if any, previously represented by such certificate that were not converted pursuant to the Notice of Conversion, plus the number of shares of Conversion Shares into which the shares of Series A Preferred Stock previously represented by such certificate were converted. To effect conversions of shares of Series A Preferred Stock, a Holder shall not be required to surrender the certificate(s), if any, representing the shares of Series A Preferred Stock to the Corporation unless all of the shares of Series A Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred Stock promptly following the Conversion Date at issue. Shares of Series A Preferred Stock converted into Common Stock shall be canceled and shall not be reissued. (b) Conversion Price. The conversion price for the Series A Preferred Stock shall equal $0.56 per share, subject to adjustment herein (the “Conversion Price”); provided, however, that in lieu of the applicable Conversion Price, as adjusted herein, the Holder may elect to apply an alternate Conversion Price (the “Alternate Conversion Price”) equal to the lesser of (i) 90% of the arithmetic average of the three lowest daily VWAPs of the 20 Trading Days prior to the applicable Conversion Date or (ii) 90% of the VWAP of the trading day prior to the applicable Conversion Date; provided that neither the Conversion Price nor the Alternate Conversion Price shall be below the Floor Price.

11 (c) Mechanics of Conversion i. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Series A Preferred Stock. If such Conversion Shares may be issued free of restrictive legends and trading restrictions, the Corporation shall cause such Conversion Shares to be issued free of such restrictive legends and trading legends. The Corporation shall use its reasonable best efforts to deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Series A Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion. iii. Obligation Absolute; Partial Liquidated Damages. Subject to Section 6(d), the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance, which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, other than pursuant to Section 6(d), unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series A Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of the Series A Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such

12 injunction, subject to Section 6(d), the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, other than pursuant to Section 6(d), the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series A Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $200 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series A Preferred Stock equal to the number of shares of Series A Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof.

13 v. Reservation of Shares Issuable Upon Conversion. From and after the Original Issue Date and until no shares of Series A Preferred Stock remain outstanding, the Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series A Preferred Stock), not less than 150% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account any adjustments under Section 7) upon the conversion of the then outstanding shares of Series A Preferred Stock at the Alternate Conversion Price. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable. vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Series A Preferred Stock. vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Series A Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Series A Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. (d) Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth herein, the Corporation shall not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series A Preferred Stock beneficially owned by such Holder or any of

14 its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series A Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Series A Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Series A Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Series A Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Series A Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 6(d) and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any shares of Series A Preferred Stock, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series A Preferred Stock held by the applicable Holder. A Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d) applicable to its Series A Preferred Stock; provided, that the Beneficial Ownership Limitation shall not in any event exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Series A Preferred Stock held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Corporation and shall only apply to such Holder and no other Holder. The Beneficial Ownership Limitation shall not be waived by the Corporation or the Holder and upon issuance of the Series A Preferred Stock by the Corporation, and the purchase thereof by the Holder, in accordance with the Purchase Agreement, each of the Corporation and the Holder shall be deemed to acknowledge such limitation and to agree not to waive it. The provisions of this Section 6(d) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section shall apply to a successor holder of Series A Preferred Stock.

15 (e) Principal Market Regulation. The Corporation shall not issue any shares of Common Stock upon conversion of any Preferred Stock or otherwise pursuant to the terms of this Certificate of Designations if the issuance of such shares of Common Stock (together with any shares issued upon exercise of any Warrants) would exceed the aggregate number of shares of Common Stock which the Corporation may issue upon conversion of the Preferred Stock or otherwise pursuant to the terms of this Certificate of Designations without breaching the Corporation’s obligations under the rules or regulations of the Trading Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation (A) obtains the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of shares of Common Stock in excess of such amount, (B) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the outstanding shares of Preferred Stock or (C) issues the Preferred Stock through an effective registration statement in connection with a public offering in accordance with the rules and regulations of the Trading Market. Until such approval or such written opinion is obtained, or unless such effective registration statement is available, no Holder shall be issued in the aggregate, upon conversion of any Preferred Stock or otherwise pursuant to the terms of this Certificate of Designations, shares of Common Stock (together with any shares issued upon exercise of any Warrants) in an amount greater than the product of (i) the Exchange Cap as of the Original Issuance Date multiplied by (ii) the quotient of (1) the aggregate original Stated Value of the Preferred Stock issued to such Holder divided by (2) the aggregate original Stated Value of the Preferred Stock issued to all Holders (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder's shares of Preferred Stock, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation with respect to such portion of such Preferred Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a Holder’s Preferred Stock, the difference (if any) between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder upon such Holder's conversion in full of such Preferred Stock shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Preferred Stock on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Stock then held by each such Holder of Preferred Stock. In the event that the Corporation is prohibited from issuing any shares of Common Stock pursuant to this Section 6(e) (the “Exchange Cap Shares”) to a Holder, the Corporation shall pay cash to such Holder in exchange for the redemption of such number of shares of Preferred Stock held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Corporation and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Exchange Cap Shares, brokerage commissions, if any, of such Holder incurred in connection therewith. Section 7. Certain Adjustments. (a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions that is payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series A Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of

16 shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Notwithstanding the foregoing in no event may the Conversion Price be less than the par value per share of Series A Preferred Stock. (b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock or any class thereof (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series A Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). (c) Distributions. During such time as the Series A Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). (d) Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects

17 any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of at least 50% of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of the Series A Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of the Series A Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in customary form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for the Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series A Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Series A Preferred Stock (without regard to any limitations on the conversion of the Series A Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the

18 conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Series A Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein. (e) Adjustment of Conversion Price upon Issuance of Common Stock. Except in respect of any Exempt Issuance, if and whenever on or after the Original Issue Date the Corporation issues or sells, or in accordance with this Section 7(e) is deemed to have issued or sold, any Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the greater of the New Issuance Price and the Floor Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(e)), the following shall be applicable: (i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(e)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration consisting of cash, debt

19 forgiveness, assets or any other property received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Corporation or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such Corporation upon conversion, exercise or exchange of such Convertible Securities. (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which Common Stock are at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(e)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable (or may become issuable assuming all possible market conditions) upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable consisting of cash, debt forgiveness, assets or other property by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(e), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale. (iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(a) above), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(e)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or

20 Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(e) shall be made if such adjustment would result in an increase of the Conversion Price then in effect. (iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation (as determined by the Holder, the “Primary Security,” and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Corporation either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 7(e)(i) or 7(e)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 7(e)(iv). If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Corporation therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the

21 Corporation and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation. (v) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be). (f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding. (g) Notice of Holders. i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be delivered by email to each Holder at its last email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale,

22 transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of the Series A Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Section 8. Covenants. As long as any shares of Series A Preferred Stock remain outstanding, unless the Holders of a majority of the then outstanding shares of the Series A Preferred Stock shall have otherwise given prior written consent (which consent may be withheld, delayed or conditioned in the sole discretion of such Holders): (a) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into, create, incur, assume or suffer to exist any Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than Liens existing on the Original Issue Date; (b) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly amend its charter documents, including, without limitation, its Certificate of Incorporation and bylaws and this Certificate of Designations, in any manner that materially and adversely affects any rights of the Holders; (c) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly redeem, repay, repurchase or offer to repay, repurchase or otherwise acquire any capital stock, except as required by the Certificate of Designation, or de minimis number of shares of its Common Stock or Common Stock Equivalents, or any indebtedness, except for principal and interest payments as such terms are in effect as of the Original Issue Date; (d) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly pay cash dividends or distributions on any equity securities, other than to make any cash payments with respect to the Series A Preferred Stock or Series B Preferred Stock; (e) the Corporation shall not issue any Series A Preferred Stock (other than as contemplated by this Certificate of Designation) or issue any other securities that would cause a breach or default under this Certificate of Designation or the Transaction Documents; (f) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Corporation and each of its Subsidiaries on the Original Issue Date, or modify its or their corporate structure or purpose; (g) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, fail to maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

23 (h) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly fail to take all action necessary or advisable to maintain all of the Intellectual Property Rights that are necessary or material to the conduct of its business in full force and effect; (i) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly fail to maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; (j) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); (k) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Corporation or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Corporation and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business; (l) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any agreement with respect to any of the foregoing; (m) the Corporation shall retain a minimum cash balance of $10,000,000 at all times while the Series A Preferred Stock is outstanding and will provide any Holder upon its request evidence of such minimum cash balance; and (n) the Corporation shall, on the Closing Date obtain the consent of the Holders of at least 51% of the Corporation’s voting stock, and, within thirty (30) days of the Original Issue Date file with the Commission a Preliminary Information Statement on Schedule 14C, approving the issuance of the Series A Preferred Stock, Series B Preferred Stock and related warrants and underlying shares of Common Stock and upon the earlier of ten days after such filing with the Commission if no comments are received from the Commission or two days after the last comment is received from the Commission file with the Commission a definitive Schedule 14C with the Commission. Section 9. Redemption (a) Mandatory Redemption. The Corporation shall redeem one-tenth of the number of shares of Series A Preferred Stock issued on the Original Issue Date, on a pro rata basis among all of the Holders of Series A Preferred Stock commencing on the earlier of (a) the three-month anniversary of the Closing Date and on each successive monthly anniversary date thereafter and (b) the date the Registration Statement is declared effective and on each successive monthly anniversary date thereafter (each, a “Monthly Mandatory Redemption Date”) for, at the option of the Corporation, which option shall be identified by written notice to the Holders at least ten (10)

24 Trading Days prior to each Monthly Mandatory Redemption Date, either (i) an amount in cash at a price per Series A Preferred Share equal to the sum of (x) 104.0% of the Stated Value plus (y) all accrued and unpaid Dividends and (z) all other amounts due in respect of the Series A Preferred Stock (the “Corporation’s Mandatory Redemption Price”); (ii) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 9(a), or (iii) a combination thereof (the dollar amount to be paid in shares of Common Stock, the “Monthly Mandatory Redemption Share Amount”) (such redemption, the “Monthly Mandatory Redemption”). On the Monthly Mandatory Redemption Date, the Corporation shall pay the Corporation’s Mandatory Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the Holders of Series A Preferred Stock on a pro rata basis. If a Monthly Mandatory Redemption Date is not a Business Day, then the Corporation’s Mandatory Redemption Price shall be due and payable on the Business Day immediately following such Monthly Mandatory Redemption Date. The Corporation shall pay the monthly Installments of the Corporation’s Mandatory Redemption Price due under this Section 9(a) (the “Installments”) to the Holders in cash; provided, that on or after June 16, 2023 if the Equity Conditions are fulfilled for twenty (20) consecutive Trading Days immediately prior to applicable Mandatory Redemption Date the Corporation may choose to pay the installments in shares of Common Stock or a combination thereof. Shares of Common Stock used to pay an Installment will be valued at the lesser of (but in no event less than the Floor Price): (i) the prevailing Conversion Price, (ii) 90% of the arithmetic average of the three lowest daily VWAPs of the 20 Trading Days prior to the applicable Monthly Mandatory Redemption Date or (iii) 90% of the VWAP of the trading day prior to the applicable Monthly Mandatory Redemption Date. Installments may be deferred or reallocated to other dates at the Holders’ discretion. If funds are not legally available for the payment of Monthly Mandatory Redemption and the Equity Conditions have not been met or waived on or prior to the Monthly Mandatory Redemption Date, then, at the election of such Holder, such Monthly Mandatory Redemption Share Amount shall accrue to the next Monthly Mandatory Redemption Date or shall be accreted to, and increase, the outstanding Stated Value. Monthly Mandatory Redemption Share Amount is payable in full on the Monthly Mandatory Redemption Date, if in cash, and within two (2) Trading Days after the Monthly Mandatory Redemption Date, if in shares of Common Stock. The Corporation covenants and agrees that it will honor all Notices of Conversion tendered up until the Monthly Mandatory Redemption Share Amount paid in full. (b) Accelerated Redemption. At the option of each Holder, the Holder may require the Corporation to redeem all of the shares of Series A Preferred Stock held by the Holder at any time on or after June 15, 2023 (the “Accelerated Redemption Date”). In addition, the Corporation may elect to redeem all of the shares of Series A Preferred Stock at any time on or after the Accelerated Redemption Date (any such redemption at the election of a Holder or the Corporation, an “Accelerated Redemption”). Any Accelerated Redemption shall be for, at the option of each Holder being redeemed: (i) cash at the Corporation’s Mandatory Redemption Price, (ii) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 9(b), or (iii) a combination thereof (the dollar amount to be paid in shares of Common Stock). Shares of Common Stock used to pay the Accelerated Redemption payment will be valued at the lesser of (but in no event less than the Floor Price): (i) the prevailing Conversion Price, (ii) 90% of the arithmetic average of the three lowest daily VWAPs of the 20 Trading Days prior to the Accelerated Redemption Date or (iii) 90% of the VWAP of the trading day prior to the Accelerated Redemption Date. (c) Triggered Optional Redemption. If at any time after the Original Issue Date, the Corporation or any Subsidiary thereof closes any debt or equity financing (the “Triggered Optional Event”), the Corporation shall within one (1) Business Day deliver written notice thereof via

25 facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Optional Triggering Event Notice”) to each Holder of Series A Preferred Stock. If at any time after the earlier of a Holder's receipt of an Optional Triggering Event Notice and such Holder becoming aware of an Triggering Optional Event (such earlier date, the “Optional Triggering Event Right Commencement Date”) and ending within ten (10) days after the Optional Triggering Event Right Commencement Date, the Holder shall provide notice to the Corporation (the “Holder’s Optional Triggered Notice”), at its option, to have proceeds of such financing used to redeem its shares of Series A Preferred Stock then the Corporation shall within five days of receipt of a Holder’s Optional Triggered Notice (such fifth day being the “Triggered Optional Redemption Date”) redeem such number of shares of Series A Preferred Stock, on a pro rata basis for each Holder requesting redemption, equal to such number of shares of Series A Preferred Stock that may be redeemable with 30% of the proceeds of the financing, for an amount per share in cash equal to the Corporation’s Mandatory Redemption Price (such redemption, the “Triggered Optional Redemption” and such payment amount, the “Triggered Optional Redemption Amount”). The Triggered Optional Redemption Amount is payable in full on the Triggered Optional Redemption Date. The Corporation covenants and agrees that it will honor all Notices of Conversion tendered up until the Triggered Optional Redemption Amount paid in full. (d) Triggering Event Redemption. Each of the following events shall constitute a “Triggering Event” and each of the event in clause (v) shall constitute a “Bankruptcy Triggering Event”: (i) any failure to pay any Dividend, Buy-In or other amounts as and when the same shall become due and payable under the Certificate of Designation and/or any of the other Transaction Documents (whether on a Conversion Date, Accelerated Redemption Date, Triggered Optional Redemption Date, Monthly Mandatory Redemption Date, Triggering Event Redemption Date and/or any other date when any funds are due to be redeemed, converted and/or otherwise paid to the Holder by the Corporation and/or any Subsidiary, whether by acceleration or otherwise), including, without limitation, any failure to pay any redemption payments or amounts thereunder, or under any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby; (ii) the Corporation and/or any Subsidiary shall fail to maintain a minimum cash and cash equivalents balance of $10,000,000 at any time while the Series A Preferred Stock is outstanding or shall fail to observe, perform and/or breaches any material covenant, provision, or agreement contained in this Certificate of Designation, the Transaction Documents, a breach by the Corporation of its obligations to deliver Conversion Shares to the Holder upon conversion of the Series A Preferred Stock, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Corporation and (B) ten (10) Trading Days after the Corporation has become or should have become aware of such failure; (iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Corporation or any Subsidiary is obligated (and not covered by clause (vi) below; (iv) any material representation or warranty made in any of the Transaction Documents, any written statement pursuant hereto or thereto, any other agreement, contract, lease, document or instrument to which the Corporation or any Subsidiary is obligated (including those covered by clause (vi) below), or any other report, financial statement or certificate made or

26 delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; (v) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event; (vi) the Corporation or any Subsidiary shall default on any of its obligations under any mortgage, credit and/or loan agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000 whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; (vii) the suspension from trading or quotation of the Common Stock, or the failure of the Common Stock to be eligible for listing or quotation on a Trading Market for a period of five (5) consecutive Trading Days; (viii) the Corporation shall fail for any reason to deliver Common Stock to a Holder prior to the second (2nd) Trading Day after a Conversion Date or otherwise, or the Corporation shall provide at any time notice to the Holder, including by way of public announcement, of the Corporation’s intention to not honor requests for conversions of the Series A Preferred Stock in accordance with the terms hereof; (ix) the Corporation fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act, which failure is not cured, if possible to cure, prior to the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Corporation files a Form 12b-25 for such report; (x) the Corporation shall fail to maintain a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of 300% of all the shares then issuable pursuant to the Certificate of Designation and such failure is not cured within five (5) Trading Days; (xi) any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; (xii) the Corporation shall fail to obtain all necessary approvals of the issue and sale of all Common Stock issuable in connection with the Series A Preferred Stock and/or Transaction Documents, including, but not limited to, all Conversion Shares and Common Stock to be issued as Dividends and or otherwise, consistent with the rules and regulations of the principal Trading Market as of the Original Issue Date; (xiii) the electronic transfer by the Corporation of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”; (xiv) any Change of Control Transaction occurs;

27 (xv) the Corporation fails to (1) file a Preliminary Information Statement on Schedule 14C with the Commission within thirty (30) days of the Closing Date, (2) to file a Definitive Information Statement on Schedule 14C with the SEC on the eleventh day after the requisite ten day waiting period and immediately mail the Definitive Information Statement on Schedule 14C to the Corporation’s shareholders (assuming no comments from the Commission have been received with respect to such filing prior to such eleventh day) or within five (5) days of the receipt of any comments, fails to file a response to such comments or (3) to obtain all necessary approvals (including approval of Nasdaq Capital Market) of the issue and sale of all Conversion Shares, without any Exchange Cap limitation and or otherwise, consistent with the rules and regulations of the principal Trading Market within six months of the Closing Date; and (xvi) the registration statement registering the Series A Preferred Stock and Common Stock shall no longer be effective. (e) Notice of a Triggering Event; Redemption Right. Upon the occurrence of a Triggering Event with respect to the Series A Preferred Stock, the Corporation shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, an “Triggering Event Redemption Right Period”) on the sixtieth (60th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Corporation, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Corporation to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Corporation to redeem ( a “Triggering Event Redemption”) for cash (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date) all or any of the Series A Preferred Stock by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Corporation, which Triggering Event Redemption Notice shall indicate the number of the Series A Preferred Stock such Holder is electing to redeem. Each of the shares of Series A Preferred Stock subject to redemption by the Corporation pursuant to this Section 9(e) shall be redeemed by the Corporation within five days of delivery of Triggering Event Redemption Notice (the “Triggering Event Redemption Date”) at a price equal to the product of (x) 115% and (y) the Corporation’s Mandatory Redemption Price (the “Triggering Event Redemption Price”). To the extent redemptions required by this Section 9(e) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(e), until the Triggering Event Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 9(e) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Certificate of Designation. In the event of the Corporation’s redemption of any of the Series A Preferred Stock under this Section 9(e), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 9(e) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon a Triggering Event

28 shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved. (f) Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, the Corporation shall immediately redeem, in cash, each of the shares of Series A Preferred Stock then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable. (g) Change of Control Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to each Holder (a “Change of Control Notice”) At any time during the period beginning after a Holder's receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Corporation to redeem all or any portion of such Holder's Series A Preferred Stock (“Change of Control Redemption”) by delivering written notice thereof (“Change of Control Redemption Notice”) to the Corporation, which Change of Control Redemption Notice shall indicate the number of shares of Series A Preferred Stock such Holder is electing to have the Corporation redeem. Each share of Series A Preferred Stock subject to redemption pursuant to this Section 9(g) shall be redeemed by the Corporation in cash at a price equal to the greater of (i) product of 115% multiplied by the Corporation’s Mandatory Redemption Price and (ii) the prevailing Conversion Price plus all accrued but unpaid Dividends (the “Change of Control Redemption Price”). Redemptions required by this Section 9(g) shall have priority to payments to all other stockholders of the Corporation in connection with such Change of Control. To the extent redemptions required by this Section 9(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(g), but subject to Section 6(d), until the applicable Change of Control Redemption Price (together with any late charges thereon) is paid in full to the applicable Holder, the Series A Preferred Stock submitted by such Holder for redemption under this Section 9(g) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 6 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Corporation’s shares of Common Stock pursuant to Section 7. In the event of the Corporation’s redemption of any of the Series A Preferred Stock under this Section 9(g), such Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 9(g) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as

29 a penalty. The Corporation shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Corporation’s receipt of such notice otherwise (the “Change of Control Redemption Date”) Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 9(h). (h) If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 9(g), the Corporation shall deliver the applicable Change of Control Redemption Price to such Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Corporation's receipt of such notice otherwise. In the event that the Corporation does not pay the applicable Triggering Event Redemption Price or Change of Control Redemption Price to a Holder within the time period required for any reason (except if such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Corporation pays such unpaid Triggering Event Redemption Price or Change of Control Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to such Holder all or any of the shares of Series A Preferred Stock that were submitted for redemption and for which the applicable Triggering Event Redemption Price or Change of Control Redemption Price (together with any late charges thereon) has not been paid. Upon the Corporation's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Series A Preferred Stock, (y) the Corporation shall immediately return the applicable Series A Preferred Stock certificate, or issue a new Preferred Stock Certificate, to such Holder, and in each case the declared and unpaid dividend amount of such Preferred Stock shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 9(h), if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) the greater of (x) the Floor Price and (y) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Corporation and ending on and including the date on which the applicable Redemption Notice is voided and (C) the greater of (x) the Floor Price and (y) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Corporation’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice. (i) Independent Investigation. At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Corporation shall hire an independent, reputable investment bank selected by the Corporation and approved by such Holder to investigate as to whether any breach of the Certificate of Designation has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Triggering Event has occurred, the Independent Investigator shall notify the Corporation of such Triggering

30 Event and the Corporation shall deliver written notice to each Holder of such Triggering Event. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Corporation and its Subsidiaries and, to the extent available to the Corporation after the Corporation uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Corporation to be confidential or secret, or subject to attorney- client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Corporation shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Corporation as the Independent Investigator may reasonably request. The Corporation shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Corporation with, and to make proposals and furnish advice with respect thereto to, the Corporation’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Corporation authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Corporation and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested. (j) General. Notwithstanding anything to the foregoing contained herein, on each Monthly Mandatory Redemption Date, Accelerated Redemption Date, Triggered Optional Redemption Date and Triggering Event Redemption Date the Company shall (a) first redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each Holder, that number of outstanding shares of Series A Preferred Stock which the Corporation is obligated to redeem pursuant to this Section 9 and (b) next redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each holder, any shares of Series B Preferred Stock which the Corporation is obligated to redeem pursuant to Section 9 of the Series B Certificate of Designation. If on any Monthly Mandatory Redemption Date, Accelerated Redemption Date, Triggered Optional Redemption Date and Triggering Event Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed, the Corporation shall (1) first ratably redeem the maximum number of shares of Series A Preferred Stock that it may redeem consistent with such law, until all shares which the Corporation is obligated to redeem pursuant to this Section 9 are redeemed, and (2) next ratably redeem the maximum number of shares of Series B Preferred Stock that it may redeem consistent with such law, until all shares which the Corporation is obligated to redeem pursuant to Section 9 of the Series B Certificate of Designation are redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred Stock, if any, and Series B Preferred Stock, if any, which the Corporation is then obligated to redeem, such funds shall be used, within five (5) Business Days, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. If on any Accelerated Redemption Date, Triggered Optional Redemption Date or Triggering Event Redemption Date, any cash payment required to be made pursuant to this Section 9 is not made, then the Holder may provide to the Corporation written notice within five (5) Business Days of such date that it desires to retain its shares of Series A Preferred Stock that have not been redeemed for cash and sell the shares of Series A Preferred Stock to a third party and in the event the Corporation receives such notice from a Holder it shall honor the request or, if no such notice is sent, then the Corporation shall pay to the Holder the unpaid cash redemption payment in duly authorized, validly issued, fully paid and non- assessable shares of Common Stock in accordance with this Section 9.

31 Section 10. Miscellaneous. (a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or email attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 4800 140th Avenue N., Suite 101, Clearwater, Florida Attention: Joseph Marinucci, Chief Executive Officer, email address __________.com, or such other email address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 10. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of such Holder appearing on the books of the Corporation, or if no such email address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email attachment at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. (b) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation (which shall not include the posting of any bond). (c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. (d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof. (f) Status of Converted or Redeemed Preferred Stock. Shares of Series A Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares may not be reissued and shall automatically be retired and cancelled and shall resume the status of authorized but unissued shares of preferred stock.

32 *********************

33 IN WITNESS WHEREOF, the undersigned have executed this Certificate this day of March, 2023. Name: Joseph Marinucci Title: Chief Executive Officer

34 ANNEX A NOTICE OF CONVERSION (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK) The undersigned hereby elects to convert the number of shares of Series A Convertible Redeemable Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Digital Media Solutions, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes. Conversion calculations: Date to Effect Conversion: _____________________________________________ Number of shares of Series A Preferred Stock owned prior to Conversion: _______________ Number of shares of Series A Preferred Stock to be Converted: ________________________ Stated Value of shares of Series A Preferred Stock to be Converted: ____________________ Number of shares of Common Stock to be Issued: ___________________________ Applicable Conversion Price:____________________________________________ Number of shares of Series A Preferred Stock subsequent to Conversion: ________________ Address for Delivery: ______________________ Or DWAC Instructions: Broker no: _________ Account no: ___________ HOLDER By: Name: Title:

41 Exhibit C Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock (attached)

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW The undersigned, Joseph Marinucci, does hereby certify that: 1. He is the Chief Executive Officer of Digital Media Solutions, Inc., a Delaware corporation (the “Corporation”). 2. The Corporation is authorized to issue 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares have been previously designated. 3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”): WHEREAS, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), provides for a class of its authorized stock known as preferred stock, consisting of 100,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series; WHEREAS, the Board of Directors is authorized by resolution to provide for the issuance of preferred stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof; and WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as described above, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 60,000 shares of the preferred stock which the Corporation has the authority to issue. NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock to be designated “Series B Convertible Redeemable Preferred Stock” and does hereby fix and determine the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof as follows: Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings: “Accelerated Redemption” shall have the meaning set forth in Section 9(b). “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7(e)) of Common Stock that could result in a decrease in the net consideration received by the Corporation in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

2 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act. “Alternate Consideration” shall have the meaning set forth in Section 7(d). “Alternate Conversion Price” shall have the meaning set forth in Section 6(b). “Applicable Price” shall have the meaning set forth in Section 7(e). “Bankruptcy Triggering Event” shall have the meaning set forth in Section 9(d). “Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d). “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing: (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be). “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. “Buy-In” shall have the meaning set forth in Section 6(c)(iv). “Change of Control Date” shall have the meaning set forth in Section 9(g). “Change of Control Price” shall have the meaning set forth in Section 9(g). “Change of Control Notice” shall have the meaning set forth in Section 9(g). “Change of Control Redemption” shall have the meaning set forth in Section 9(g). “Change of Control Redemption Date” shall have the meaning set forth in Section 9(g). “Change of Control Redemption Price” shall have the meaning set forth in Section 9(g). “Change of Control Redemption Notice” shall have the meaning set forth in Section 9(g). “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of

3 capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of the issuance, sale, conversion or exercise of Series A Preferred Stock or Series B Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. “Closing” means the closing of the purchase and sale of the Series B Preferred Stock pursuant to Section 2.1 of the Purchase Agreement. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holders of a majority of the then outstanding shares of Preferred Stock. If the Corporation and the Holders of a majority of the then outstanding shares of Preferred Stock are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10(k). All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period. “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to (i) each Holder’s obligations to pay the Purchase Price and (ii) the Corporation’s obligations to deliver the Series B Preferred Stock have been satisfied or waived. “Commission” means the United States Securities and Exchange Commission.

4 “Common Stock” means the Corporation’s Class A common stock, $0.0001 par value per share, and stock of any other class of securities into which such securities may hereafter be reclassified, converted or changed. “Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Conversion Amount” means the sum of the Stated Value at issue and all accrued and unpaid dividends at issue. “Conversion Date” shall have the meaning set forth in Section 6(a). “Conversion Price” shall have the meaning set forth in Section 6(b). “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Stock. “Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof. “Corporation’s Mandatory Redemption Price” shall have the meaning set forth in Section 9(a). “Dilutive Issuance” shall have the meaning set forth in Section 7(e) “Dividend Date” shall have the meaning set forth in Section 3(b). “Dividend Rate” means four percent (4.0%) per annum. “Dividends” shall have the meaning set forth in Section 3(a). “Equity Conditions” means during the period in question: (a) the Corporation shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holders, if any, (b) there is an effective registration statement (“Registration Statement”) under the Securities Act pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Common Stock issuable pursuant to the Certificate of Designation (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Certificate of Designation may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holders, (c) the Common Stock are trading on a Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of 300% of all the shares then issuable pursuant to the Certificate of Designation, (e) there is no existing breach of any of the representations, warranties, covenants or agreements made by the Corporation in the

5 Transaction Documents, and no existing event which, with the passage of time or the giving of notice, would constitute such a breach, (f) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (g) the limitations set forth under Section 6(d) will not be exceeded upon any requested conversion and (h) for each of the twenty (20) Trading Days prior to the applicable date in question, the closing price of the Common Stock on the Trading Market is at least equal to the Floor Price. “Escrow Agreement” means the escrow agreement to be entered into in connection with the Purchase Agreement, by and among the Corporation, Continental Stock Transfer & Trust Company, and the holder representative party thereto (the “Holder Representative”). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Cap” shall have the meaning given such term in Section 6(e). “Exchange Cap Allocation” shall have the meaning given such term in Section 6(e). “Exchange Cap Shares” shall have the meaning given such term in Section 6(e). “Exempt Issuance” has the meaning set forth in the Purchase Agreement. “Floor Price” means $0.484. “Fundamental Transaction” shall have the meaning set forth in Section 7(d). “Holder” shall have the meaning given such term in Section 2. “Holder’s Optional Triggered Notice” shall have the meaning given such term in Section 9(c). “Installments” shall have the meaning given such term in Section 9(a). “Intellectual Property Rights” means, with respect to the Corporation and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor. “Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction). “Liquidation” shall have the meaning set forth in Section 5.

6 “Monthly Mandatory Redemption” shall have the meaning given such term in Section 9(a). “Monthly Mandatory Redemption Date” shall have the meaning given such term in Section 9(a). “Monthly Mandatory Redemption Share Amount” shall have the meaning given such term in Section 9(a). “New Issuance Price” shall have the meaning set forth in Section 7(e). “Notice of Conversion” shall have the meaning set forth in Section 6(a). “Optional Triggering Event Right Commencement Date” shall have the meaning given such term in Section 9(c). “Optional Triggering Event Notice” shall have the meaning given such term in Section 9(c). “Original Issue Date” means the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock. “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Primary Security” shall have the meaning set forth in Section 7(e)(iv). “Purchase Agreement” means the Securities Purchase Agreement, dated as of March 29, 2023, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms. “Purchase Price” means, as to each Holder, the aggregate dollar amount to be paid for the Series B Preferred Stock pursuant to the Purchase Agreement. “Redemption” means any of or collectively all of an Accelerated Redemption, Monthly Mandatory Redemption, Triggering Event Redemption, Triggered Optional Redemption, Change of Control Redemption “Redemption Price” means any of the Corporation’s Mandatory Redemption Price, Triggering Event Redemption Price and the Change of Control Redemption Price, as applicable. “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 30, 2023, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms. “Secondary Security” shall have the meaning set forth in Section 7(d).

7 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Series A Preferred Stock” shall have the meaning set forth in Section 2. “Series A Preferred Stock Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Redeemable Preferred Stock of the Corporation, dated as of the date hereof. “Series B Preferred Stock” shall mean the Series B Convertible Redeemable Preferred Stock of the Corporation. “Share Delivery Date” shall have the meaning set forth in Section 6(c). “Stated Value” shall have the meaning set forth in Section 2. “Subsidiary” means any subsidiary of the Corporation as set forth on Schedule 3.1(a) of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement. “Successor Entity” shall have the meaning set forth in Section 7(d). “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). “Transaction Documents” means this Certificate of Designation, the Series A Preferred Stock Certificate of Designation, the Purchase Agreement, the Registration Rights Agreement, the Warrants, the Escrow Agreement, the Financial Advisory Agreement, the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement, in each case as amended, modified or supplemented from time to time in accordance with its terms. “Transfer Agent” means Continental Stock Transfer & Trust Company, and any successor transfer agent of the Corporation. “Triggered Optional Redemption Amount” shall have the meaning set forth in Section 9(c).

8 “Triggering Event” shall have the meaning set forth in Section 9(e). “Triggering Event Redemption” shall have the meaning set forth in Section 9(e). “Triggering Event Right Commencement Date” shall have the meaning set forth in Section 9(e). “Triggering Event Right Period” shall have the meaning set forth in Section 9(e). “Triggering Event Redemption Date” shall have the meaning set forth in Section 9(e). “Triggering Event Redemption Notice” shall have the meaning set forth in Section 9(e). “Triggering Event Redemption Price” shall have the meaning set forth in Section 9(e). “Triggered Optional Event” shall have the meaning set forth in Section 9(c). “Triggered Optional Redemption” shall have the meaning set forth in Section 9(c). “Triggered Optional Redemption Date” shall have the meaning set forth in Section 9(c). “Valuation Event” shall have the meaning set forth in Section 7(e)(iv). “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Series B Preferred Stock then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation. “Warrants” has the meaning set forth in the Purchase Agreement. Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as “Series B Convertible Redeemable Preferred Stock” (the “Series B Preferred Stock”) and the number of shares of such series shall be 60,000 (which shall not be subject to increase without the written consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Series B Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $111.11 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series B Preferred Stock, the “Stated Value”). Section 3. Dividends.

9 (a) From and after the Original Issue Date, each Holder shall be entitled to receive dividends (“Dividends”), which Dividends shall be cumulative and shall continue to accrue and compound annually whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends on the Series B Preferred Stock shall commence accumulating on the Original Issue Date and shall be computed on the basis of a 360-day year and twelve 30-day months. (b) Dividends shall be payable on each Conversion Date and Redemption Date (each, a “Dividend Date”), as applicable, to the record holders of the Series B Preferred Stock on the applicable Dividend Date in accordance with the terms of the applicable conversion or redemption. Section 4. Voting Rights. (a) For purposes of determining the presence of a quorum at any meeting of the stockholders of the Corporation at which the shares of Series B Preferred Stock are entitled to vote and the voting power of the shares of Series B Preferred Stock, each Holder of outstanding shares of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible, disregarding, for such purposes, any limitations on conversion set forth herein. (b) Except as otherwise required by the Delaware General Corporation Law or the Certificate of Incorporation (including this Certificate of Designation), each share of Series B Preferred Stock shall be entitled to vote on each matter submitted to a vote of the stockholders generally and shall vote together with the Common Stock and any other class or series of capital stock entitled to vote thereon as a single class and on an as converted to Common Stock basis. Notwithstanding the foregoing, at no time shall the voting power of a share of Series B Preferred Stock voting on an as converted basis exceed the voting power of such share on the Initial Issuance Date based upon the Conversion Price of $0.6453 per share. Notwithstanding anything to the contrary in the first sentence of this Section 4(b), in addition, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Preferred Stock, voting as a separate class, (i) alter or change the powers, preferences or rights of the Series B Preferred Stock so as to affect them adversely, (ii) amend the Certificate of Incorporation or other charter documents in a manner adverse to the Holders, (iii) increase the number of authorized shares of Series B Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing. Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), prior and in preference to the Common Stock and after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock pursuant to the Series A Preferred Stock Certificate of Designation, the Holders shall be entitled to receive out of the assets available for distribution to stockholders an amount equal in cash to 115% of the aggregate Stated Value of all shares of Series B Preferred Stock held by such Holder, plus any accrued but unpaid Dividends thereon any other fees then due and owing thereon under this Certificate of Designation, and no more, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The preference set forth in this Section 5 with respect to distributions to the Series B Preferred Stock upon a Liquidation shall apply mutatis mutandis to any distributions to be made upon the consummation of a Fundamental Transaction. The Corporation shall mail written notice of any such Liquidation or Fundamental Transaction not less than 45 days prior to the payment date stated therein, to each Holder. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation to be distributed to the

10 Holders in accordance with this Section 5. All the preferential amounts to be paid to the Holders under this Section 5 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation funds of the Corporation to the holders of shares of the Common Stock in connection with a Liquidation as to which this Section 5 applies. Section 6. Conversion. (a) Conversions at Option of Holder. Subject to Section 6(d), each share of Series B Preferred Stock shall be convertible, at any time and from time to time only after the Original Issuance Date, at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price or the Alternate Conversion Price, as the case may be. Holders shall effect conversions by delivering to the Corporation and the Holder Representative a conversion notice in the form attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be as of the close of business on the Business Day that such Notice of Conversion is delivered to the Corporation, or if such day is not a Business Day or if the Notice of Conversion is delivered after regular business hours, the next Business Day. No ink- original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. From and after the Conversion Date, until presented for transfer or exchange, certificates that previously represented shares of Series B Preferred Stock shall represent, in lieu of the number of shares of Series B Preferred Stock previously represented by such certificate, the number of shares of Series B Preferred Stock, if any, previously represented by such certificate that were not converted pursuant to the Notice of Conversion, plus the number of shares of Conversion Shares into which the shares of Series B Preferred Stock previously represented by such certificate were converted. To effect conversions of shares of Series B Preferred Stock, a Holder shall not be required to surrender the certificate(s), if any, representing the shares of Series B Preferred Stock to the Corporation unless all of the shares of Series B Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series B Preferred Stock promptly following the Conversion Date at issue. Shares of Series B Preferred Stock converted into Common Stock shall be canceled and shall not be reissued. (b) Conversion Price. The conversion price for the Series B Preferred Stock shall equal $0.56 per share, subject to adjustment herein (the “Conversion Price”); provided, however, that in lieu of the applicable Conversion Price, as adjusted herein, the Holder may elect to apply an alternate Conversion Price (the “Alternate Conversion Price”) equal to the lesser of (i) 90% of the arithmetic average of the three lowest daily VWAPs of the 20 Trading Days prior to the applicable Conversion Date or (ii) 90% of the VWAP of the trading day prior to the applicable Conversion Date; provided that neither the Conversion Price nor the Alternate Conversion Price shall be below the Floor Price. (c) Mechanics of Conversion i. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the

11 Corporation shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Series B Preferred Stock. If such Conversion Shares may be issued free of restrictive legends and trading restrictions, the Corporation shall cause such Conversion Shares to be issued free of such restrictive legends and trading legends. The Corporation shall use its reasonable best efforts to deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion. ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Series B Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion. iii. Obligation Absolute; Partial Liquidated Damages. Subject to Section 6(d), the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance, which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, other than pursuant to Section 6(d), unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series B Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of the Series B Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, subject to Section 6(d), the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, other than pursuant to Section 6(d), the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series B Preferred Stock being converted,

12 $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day after the Share Delivery Date and increasing to $200 per Trading Day on the sixth Trading Day after the Share Delivery Date) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. iv. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof. v. Reservation of Shares Issuable Upon Conversion. From and after the Original Issue Date and until no shares of Series B Preferred Stock remain outstanding, the Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders

13 of the Series B Preferred Stock), not less than 150% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account any adjustments under Section 7) upon the conversion of the then outstanding shares of Series B Preferred Stock at the Alternate Conversion Price. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable. vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Series B Preferred Stock. vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Series B Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. (d) [RESERVED.] (e) Principal Market Regulation. The Corporation shall not issue any shares of Common Stock upon conversion of any Preferred Stock or otherwise pursuant to the terms of this Certificate of Designations if the issuance of such shares of Common Stock (together with any shares issued upon exercise of any Warrants) would exceed the aggregate number of shares of Common Stock which the Corporation may issue upon conversion of the Preferred Stock or otherwise pursuant to the terms of this Certificate of Designations without breaching the Corporation’s obligations under the rules or regulations of the Trading Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation (A) obtains the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of shares of Common Stock in excess of such amount, (B) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the outstanding shares of Preferred Stock or (C) issues the Preferred Stock through an effective registration statement in connection with a public offering in accordance with the rules and regulations of the Trading Market. Until such approval or such written opinion is obtained, or unless such effective registration statement is available, no Holder shall be issued in the aggregate, upon

14 conversion of any Preferred Stock or otherwise pursuant to the terms of this Certificate of Designations, shares of Common Stock (together with any shares issued upon exercise of any Warrants) in an amount greater than the product of (i) the Exchange Cap as of the Original Issuance Date multiplied by (ii) the quotient of (1) the aggregate original Stated Value of the Preferred Stock issued to such Holder divided by (2) the aggregate original Stated Value of the Preferred Stock issued to all Holders (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s shares of Preferred Stock, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Preferred Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a Holder’s Preferred Stock, the difference (if any) between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder upon such Holder’s conversion in full of such Preferred Stock shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Preferred Stock on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Stock then held by each such Holder of Preferred Stock. In the event that the Corporation is prohibited from issuing any shares of Common Stock pursuant to this Section 6(e) (the “Exchange Cap Shares”) to a Holder, the Corporation shall pay cash to such Holder in exchange for the redemption of such number of shares of Preferred Stock held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Notice of Conversion with respect to such Exchange Cap Shares to the Corporation and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Exchange Cap Shares, brokerage commissions, if any, of such Holder incurred in connection therewith. Section 7. Certain Adjustments. (a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions that is payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series B Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Notwithstanding the foregoing in no event may the Conversion Price be less than the par value per share of Series B Preferred Stock. (b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock or any class thereof (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could

15 have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Series B Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). (c) Distributions. During such time as the Series B Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). (d) Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of at least 50% of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental

16 Transaction”), then, upon any subsequent conversion of the Series B Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of the Series B Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series B Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of the Series B Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in customary form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for the Series B Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series B Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of the Series B Preferred Stock (without regard to any limitations on the conversion of the Series B Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the Series B Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein. (e) Adjustment of Conversion Price upon Issuance of Common Stock. Except in respect of any Exempt Issuance, if and whenever on or after the Original Issue Date the Corporation issues or sells, or in accordance with this Section 7(e) is deemed to have issued or sold, any Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account

17 of the Corporation for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the greater of the New Issuance Price and the Floor Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(e)), the following shall be applicable: (i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(e)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration consisting of cash, debt forgiveness, assets or any other property received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Corporation or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such Corporation upon conversion, exercise or exchange of such Convertible Securities. (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which Common Stock are at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(e)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable (or may become issuable assuming all possible market conditions) upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of

18 (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable consisting of cash, debt forgiveness, assets or other property by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(e), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale. (iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(a) above), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(e)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(e) shall be made if such adjustment would result in an increase of the Conversion Price then in effect. (iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation (as determined by the Holder, the “Primary Security,” and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Corporation either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section

19 7(e)(i) or 7(e)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 7(e)(iv). If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Corporation therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation. (v) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be). (f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum

20 of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding. (g) Notice of Holders. i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series B Preferred Stock, and shall cause to be delivered by email to each Holder at its last email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of the Series B Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Section 8. Covenants. As long as any shares of Series B Preferred Stock remain outstanding, unless the Holders of a majority of the then outstanding shares of the Series B Preferred Stock shall have otherwise given prior written consent (which consent may be withheld, delayed or conditioned in the sole discretion of such Holders):

21 (a) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into, create, incur, assume or suffer to exist any Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than Liens existing on the Original Issue Date; (b) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly amend its charter documents, including, without limitation, its Certificate of Incorporation and bylaws and this Certificate of Designations, in any manner that materially and adversely affects any rights of the Holders; (c) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly redeem, repay, repurchase or offer to repay, repurchase or otherwise acquire any capital stock, except as required by the Certificate of Designation, the Series A Preferred Stock Certificate of Designation or de minimis number of shares of its Common Stock or Common Stock Equivalents, or any indebtedness, except for principal and interest payments as such terms are in effect as of the Original Issue Date; (d) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly pay cash dividends or distributions on any equity securities, other than to make any cash payments with respect to the Series A Preferred Stock or Series B Preferred Stock; (e) the Corporation shall not issue any Series B Preferred Stock (other than as contemplated by this Certificate of Designation) or issue any other securities that would cause a breach or default under this Certificate of Designation or the Transaction Documents; (f) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Corporation and each of its Subsidiaries on the Original Issue Date, or modify its or their corporate structure or purpose; (g) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly fail to maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; (h) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly fail to take all action necessary or advisable to maintain all of the Intellectual Property Rights that are necessary or material to the conduct of its business in full force and effect; (i) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly fail to maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; (j) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made

22 on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); (k) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Corporation or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Corporation and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business; (l) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any agreement with respect to any of the foregoing; (m) the Corporation shall retain a minimum cash balance of $10,000,000 at all times while the Series B Preferred Stock is outstanding and will provide any Holder upon its request evidence of such minimum cash balance; and (n) the Corporation shall, on the Closing Date obtain the consent of the Holders of at least 51% of the Corporation’s voting stock, and, within thirty (30) days of the Original Issue Date file with the Commission a Preliminary Information Statement on Schedule 14C approving the issuance of the Series A Preferred Stock, Series B Preferred Stock and related warrants and underlying shares of Common Stock and upon the earlier of ten days after such filing with the Commission if no comments are received from the Commission or two days after the last comment is received from the Commission file with the Commission a definitive Schedule 14C with the Commission. Section 9. Redemption (a) Mandatory Redemption. The Corporation shall redeem one-tenth of the number of shares of Series B Preferred Stock issued on the Original Issue Date, on a pro rata basis among all of the Holders of Series B Preferred Stock commencing on the earlier of (a) the three-month anniversary of the Closing Date and on each successive monthly anniversary date thereafter and (b) the date the Registration Statement is declared effective and on each successive monthly anniversary date thereafter (each, a “Monthly Mandatory Redemption Date”) for, at the option of the Corporation, which option shall be identified by written notice to the Holders at least ten (10) Trading Days prior to each Monthly Mandatory Redemption Date, either (i) an amount in cash at a price per Series B Preferred Share equal to the sum of (x) 104.0% of the Stated Value plus (y) all accrued and unpaid Dividends and (z) all other amounts due in respect of the Series B Preferred Stock (the “Corporation’s Mandatory Redemption Price”); (ii) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 9(a), or (iii) a combination thereof (the dollar amount to be paid in shares of Common Stock, the “Monthly Mandatory Redemption Share Amount”) (such redemption, the “Monthly Mandatory Redemption”). On the Monthly Mandatory Redemption Date, the Corporation shall pay the Corporation’s Mandatory Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the Holders of Series B Preferred Stock on a pro rata basis. If a Monthly Mandatory Redemption Date is not a Business Day, then the Corporation’s Mandatory Redemption Price shall be due and payable on the Business Day immediately following such Monthly Mandatory Redemption Date. The Corporation shall pay the monthly Installments of the Corporation’s Mandatory Redemption Price due under this Section 9(a) (the “Installments”) to the Holders in cash; provided, that on or after June 16, 2023 if the Equity Conditions are fulfilled for

23 twenty (20) consecutive Trading Days immediately prior to applicable Mandatory Redemption Date the Corporation may choose to pay the installments in shares of Common Stock or a combination thereof. Shares of Common Stock used to pay an Installment will be valued at the lesser of (but in no event less than the Floor Price): (i) the prevailing Conversion Price (ii) 90% of the arithmetic average of the three lowest daily VWAPs of the 20 Trading Days prior to the applicable Monthly Mandatory Redemption Date or (iii) 90% of the VWAP of the trading day prior to the applicable Monthly Mandatory Redemption Date. Installments may be deferred or reallocated to other dates at the Holders’ discretion. If funds are not legally available for the payment of Monthly Mandatory Redemption and the Equity Conditions have not been met or waived on or prior to the Monthly Mandatory Redemption Date, then, at the election of such Holder, such Monthly Mandatory Redemption Share Amount shall accrue to the next Monthly Mandatory Redemption Date or shall be accreted to, and increase, the outstanding Stated Value. Monthly Mandatory Redemption Share Amount is payable in full on the Monthly Mandatory Redemption Date, if in cash, and within two (2) Trading Days after the Monthly Mandatory Redemption Date, if in shares of Common Stock. The Corporation covenants and agrees that it will honor all Notices of Conversion tendered up until the Monthly Mandatory Redemption Share Amount paid in full. (b) Accelerated Redemption. At the option of each Holder, the Holder may require the Corporation to redeem all of the shares of Series B Preferred Stock held by the Holder at any time on or after June 15, 2023 (the “Accelerated Redemption Date”) (any such redemption, an “Accelerated Redemption”). Any Accelerated Redemption shall be for, at the option of each Holder being redeemed: (i) cash at the Corporation’s Mandatory Redemption Price, (ii) in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock as set forth in this Section 9(b), or (iii) a combination thereof (the dollar amount to be paid in shares of Common Stock). Shares of Common Stock used to pay the Accelerated Redemption payment will be valued at the lesser of (but in no event less than the Floor Price): (i) the prevailing Conversion Price (ii) 90% of the arithmetic average of the three lowest daily VWAPs of the 20 Trading Days prior to the Accelerated Redemption Date or (iii) 90% of the VWAP of the trading day prior to the Accelerated Redemption Date. (c) Triggered Optional Redemption. If at any time after the Original Issue Date, the Corporation or any Subsidiary thereof closes any debt or equity financing (the “Triggered Optional Event”), the Corporation shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Optional Triggering Event Notice”) to each Holder of Series B Preferred Stock. If at any time after the earlier of a Holder’s receipt of an Optional Triggering Event Notice and such Holder becoming aware of an Triggering Optional Event (such earlier date, the “Optional Triggering Event Right Commencement Date”) and ending within ten (10) days after the Optional Triggering Event Right Commencement Date, the Holder shall provide notice to the Corporation (the “Holder’s Optional Triggered Notice”), at its option, to have proceeds of such financing used to redeem its shares of Series B Preferred Stock then the Corporation shall within five days of receipt of a Holder’s Optional Triggered Notice (such fifth day being the “Triggered Optional Redemption Date”) redeem such number of shares of Series B Preferred Stock, on a pro rata basis for each Holder requesting redemption, equal to such number of shares of Series B Preferred Stock that may be redeemable with 30% of the proceeds of the financing, for an amount per share in cash equal to the Corporation’s Mandatory Redemption Price (such redemption, the “Triggered Optional Redemption” and such payment amount, the “Triggered Optional Redemption Amount”). The Triggered Optional Redemption Amount is payable in full on the Triggered Optional Redemption Date. The Corporation covenants and agrees that it will honor all Notices of Conversion tendered up until the Triggered Optional Redemption Amount paid in full.

24 (d) Triggering Event Redemption. Each of the following events shall constitute a “Triggering Event” and each of the event in clause (v) shall constitute a “Bankruptcy Triggering Event”: (i) any failure to pay any Dividend, Buy-In or other amounts as and when the same shall become due and payable under the Certificate of Designation and/or any of the other Transaction Documents (whether on a Conversion Date, Accelerated Redemption Date, Triggered Optional Redemption Date, Monthly Mandatory Redemption Date, Triggering Event Redemption Date and/or any other date when any funds are due to be redeemed, converted and/or otherwise paid to the Holder by the Corporation and/or any Subsidiary, whether by acceleration or otherwise), including, without limitation, any failure to pay any redemption payments or amounts thereunder, or under any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby; (ii) the Corporation and/or any Subsidiary shall fail to maintain a minimum cash and cash equivalents balance of $10,000,000 at any time while the Series B Preferred Stock is outstanding or shall fail to observe, perform and/or breaches any material covenant, provision, or agreement contained in this Certificate of Designation, the Transaction Documents, a breach by the Corporation of its obligations to deliver Conversion Shares to the Holder upon conversion of the Series B Preferred Stock, which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Corporation and (B) ten (10) Trading Days after the Corporation has become or should have become aware of such failure; (iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Corporation or any Subsidiary is obligated (and not covered by clause (vi) below; (iv) any material representation or warranty made in any of the Transaction Documents, any written statement pursuant hereto or thereto, any other agreement, contract, lease, document or instrument to which the Corporation or any Subsidiary is obligated (including those covered by clause (vi) below), or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; (v) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event; (vi) the Corporation or any Subsidiary shall default on any of its obligations under any mortgage, credit and/or loan agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000 whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

25 (vii) the suspension from trading or quotation of the Common Stock, or the failure of the Common Stock to be eligible for listing or quotation on a Trading Market for a period of five (5) consecutive Trading Days; (viii) the Corporation shall fail for any reason to deliver Common Stock to a Holder prior to the second (2nd) Trading Day after a Conversion Date or otherwise, or the Corporation shall provide at any time notice to the Holder, including by way of public announcement, of the Corporation’s intention to not honor requests for conversions of the Series B Preferred Stock in accordance with the terms hereof; (ix) the Corporation fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act, which failure is not cured, if possible to cure, prior to the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Corporation files a Form 12b-25 for such report; (x) the Corporation shall fail to maintain a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of 300% of all the shares then issuable pursuant to the Certificate of Designation and such failure is not cured within five (5) Trading Days; (xi) any monetary judgment, writ or similar final process shall be entered or filed against the Corporation, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; (xii) the Corporation shall fail to obtain all necessary approvals of the issue and sale of all Common Stock issuable in connection with the Series B Preferred Stock and/or Transaction Documents, including, but not limited to, all Conversion Shares and Common Stock to be issued as Dividends and or otherwise, consistent with the rules and regulations of the principal Trading Market as of the Original Issue Date; (xiii) the electronic transfer by the Corporation of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”; (xiv) any Change of Control Transaction occurs; (xv) the Corporation fails to (1) file a Preliminary Information Statement on Schedule 14C with the Commission within thirty (30) days of the Closing Date, (2) to file a Definitive Information Statement on Schedule 14C with the SEC on the eleventh day after the requisite ten day waiting period and immediately mail the Definitive Information Statement on Schedule 14C to the Corporation’s shareholders (assuming no comments from the Commission have been received with respect to such filing prior to such eleventh day) or within five (5) days of the receipt of any comments, fails to file a response to such comments or (3) to obtain all necessary approvals (including approval of Nasdaq Capital Market) of the issue and sale of all Conversion Shares, without any Exchange Cap limitation and or otherwise, consistent with the rules and regulations of the principal Trading Market within six months of the Closing Date; and (xvi) the registration statement registering the Series B Preferred Stock and Common Stock shall no longer be effective.

26 (e) Notice of a Triggering Event; Redemption Right. Upon the occurrence of a Triggering Event with respect to the Series B Preferred Stock, the Corporation shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, an “Triggering Event Redemption Right Period”) on the sixtieth (60th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Corporation, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Corporation to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Corporation to redeem ( a “Triggering Event Redemption”) for cash (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date) all or any of the Series B Preferred Stock by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Corporation, which Triggering Event Redemption Notice shall indicate the number of the Series B Preferred Stock such Holder is electing to redeem. Each of the shares of Series B Preferred Stock subject to redemption by the Corporation pursuant to this Section 9(e) shall be redeemed by the Corporation within five days of delivery of Triggering Event Redemption Notice (the “Triggering Event Redemption Date”) at a price equal to the product of (x) 115% and (y) the Corporation’s Mandatory Redemption Price (the “Triggering Event Redemption Price”). To the extent redemptions required by this Section 9(e) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(e), until the Triggering Event Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 9(e) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Certificate of Designation. In the event of the Corporation’s redemption of any of the Series B Preferred Stock under this Section 9(e), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 9(e) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon a Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved. (f) Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, the Corporation shall immediately redeem, in cash, each of the shares of Series B Preferred Stock then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion,

27 and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable. (g) Change of Control Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to each Holder (a “Change of Control Notice”) At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Corporation to redeem all or any portion of such Holder’s Series B Preferred Stock (“Change of Control Redemption”) by delivering written notice thereof (“Change of Control Redemption Notice”) to the Corporation, which Change of Control Redemption Notice shall indicate the number of shares of Series B Preferred Stock such Holder is electing to have the Corporation redeem. Each share of Series B Preferred Stock subject to redemption pursuant to this Section 9(g) shall be redeemed by the Corporation in cash at a price equal to the greater of (i) product of 115% multiplied by the Corporation’s Mandatory Redemption Price and (ii) the prevailing Conversion Price plus all accrued but unpaid Dividends (the “Change of Control Redemption Price”). Redemptions required by this Section 9(g) shall have priority to payments to all other stockholders of the Corporation in connection with such Change of Control. To the extent redemptions required by this Section 9(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(g), but subject to Section 6(d), until the applicable Change of Control Redemption Price (together with any late charges thereon) is paid in full to the applicable Holder, the Series B Preferred Stock submitted by such Holder for redemption under this Section 9(g) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 6 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Corporation’s shares of Common Stock pursuant to Section 7. In the event of the Corporation’s redemption of any of the Series B Preferred Stock under this Section 9(g), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 9(g) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Corporation shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Corporation’s receipt of such notice otherwise (the “Change of Control Redemption Date”) Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 9(h). (h) If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 9(g), the Corporation shall deliver the applicable Change of Control Redemption Price to such Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Corporation’s receipt of such notice otherwise. In the event that the Corporation does not pay the applicable Triggering Event Redemption Price or Change of Control Redemption Price to a Holder within the time period required for any reason (except if such payment is prohibited

28 pursuant to the DGCL), at any time thereafter and until the Corporation pays such unpaid Triggering Event Redemption Price or Change of Control Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to such Holder all or any of the shares of Series B Preferred Stock that were submitted for redemption and for which the applicable Triggering Event Redemption Price or Change of Control Redemption Price (together with any late charges thereon) has not been paid. Upon the Corporation’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Series B Preferred Stock, (y) the Corporation shall immediately return the applicable Series B Preferred Stock certificate, or issue a new Preferred Stock Certificate, to such Holder, and in each case the declared and unpaid dividend amount of such Preferred Stock shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 9(h), if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) the greater of (x) the Floor Price and (y) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Corporation and ending on and including the date on which the applicable Redemption Notice is voided and (C) the greater of (x) the Floor Price and (y) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Corporation’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice. (i) Independent Investigation. At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be continuing, the Corporation shall hire an independent, reputable investment bank selected by the Corporation and approved by such Holder to investigate as to whether any breach of the Certificate of Designation has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Triggering Event has occurred, the Independent Investigator shall notify the Corporation of such Triggering Event and the Corporation shall deliver written notice to each Holder of such Triggering Event. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Corporation and its Subsidiaries and, to the extent available to the Corporation after the Corporation uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Corporation to be confidential or secret, or subject to attorney- client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Corporation shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Corporation as the Independent Investigator may reasonably request. The Corporation shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Corporation with, and to make proposals and furnish advice with respect thereto to, the Corporation’s officers, directors, key employees and independent public

29 accountants or any of them (and by this provision the Corporation authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Corporation and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested. (j) General. Notwithstanding anything to the foregoing contained herein, on each Monthly Mandatory Redemption Date, Accelerated Redemption Date, Triggered Optional Redemption Date and Triggering Event Redemption Date shall (a) first redeem, on a pro rata basis in accordance with the number of shares of Series A Preferred Stock owned by each Holder, that number of outstanding shares of Series A Preferred Stock which the Corporation is obligated to redeem pursuant to Section 9 of the Series A Certificate of Designation and (b) next redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each Holder, any shares of Series B Preferred Stock which the Corporation is obligated to redeem pursuant to this Section 9. If on any Monthly Mandatory Redemption Date, Accelerated Redemption Date, Triggered Optional Redemption Date and Triggering Event Redemption Date, Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed, the Corporation shall (1) first ratably redeem the maximum number of shares of Series A Preferred Stock that it may redeem consistent with such law, until all shares which the Corporation is obligated to redeem pursuant to Section 9 of the Series A Certificate of Designation are redeemed, and (2) next ratably redeem the maximum number of shares of Series B Preferred Stock that it may redeem consistent with such law, until all shares which the Corporation is obligated to redeem pursuant to this Section 9 are redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred Stock, if any, and Series B Preferred Stock, if any, which the Corporation is then obligated to redeem, such funds shall be used, within five (5) Business Days, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. Section 10. Miscellaneous. (a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or email attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 4800 140th Avenue N., Suite 101, Clearwater, Florida Attention: Joseph Marinucci, Chief Executive Officer, email address __________.com, or such other email address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 10. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of such Holder appearing on the books of the Corporation, or if no such email address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email attachment at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

30 (b) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation (which shall not include the posting of any bond). (c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. (d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof. (f) Status of Converted or Redeemed Preferred Stock. Shares of Series B Preferred Stock may only be issued pursuant to the Purchase Agreement. If any shares of Series B Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares may not be reissued and shall automatically be retired and cancelled and shall resume the status of authorized but unissued shares of preferred stock. *********************

31 IN WITNESS WHEREOF, the undersigned have executed this Certificate this day of March, 2023. Name: Joseph Marinucci Title: Chief Executive Officer

32 ANNEX A NOTICE OF CONVERSION (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK) The undersigned hereby elects to convert the number of shares of Series B Convertible Redeemable Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Digital Media Solutions, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes. Conversion calculations: Date to Effect Conversion: _____________________________________________ Number of shares of Series B Preferred Stock owned prior to Conversion: _______________ Number of shares of Series B Preferred Stock to be Converted: ________________________ Stated Value of shares of Series B Preferred Stock to be Converted: ____________________ Number of shares of Common Stock to be Issued: ___________________________ Applicable Conversion Price:____________________________________________ Number of shares of Series B Preferred Stock subsequent to Conversion: ________________ Address for Delivery: ______________________ Or DWAC Instructions: Broker no: _________ Account no: ___________ HOLDER By: Name: Title:

42 Exhibit D Form of Warrant (attached)

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. COMMON STOCK PURCHASE WARRANT DIGITAL MEDIA SOLUTIONS, INC. Warrant Shares: [_____] Initial Exercise Date: March [__], 2023 Issue Date: March [__], 2023 THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [_________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on March 29, 2028 (the “Termination Date”), but not thereafter, to subscribe for and purchase from Digital Media Solutions, Inc., a Delaware corporation (the “Company”), up to [____] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (as subject to adjustment hereunder, the “Warrant Shares”). This Warrant was issued pursuant to Sections 2.1 and 2.2 of that certain Securities Purchase Agreement, dated as of March 29, 2023, by and between the Company, the Holder and other purchasers signatory thereto (as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”). Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. Section 2. Exercise. a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A, and delivered in accordance with the notice requirements set forth in Section 5(h) (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased

2 all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 4:00 p.m. (New York City time) on the Trading Date prior to the Initial Exercise Date, which may be delivered at any time after the time of execution of the Purchase Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non- essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day. b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.6453 subject to adjustment hereunder (the “Exercise Price”). c) Cashless Exercise. If after the Initial Exercise Date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares determined according to the following formula: Net Number = (A x B) - (A x C) B For purposes of the foregoing formula: (A) = the total number of Warrant Shares with respect to which this Warrant is then being exercised if such exercise were by means of a cash exercise rather than a cashless exercise. (B) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS

3 promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the shares of Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day; and (C) = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise. If Warrant Shares are issued in such a cashless exercise, the parties hereto acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and for purposes of Rule 144 of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c). Notwithstanding anything to the contrary, without limiting the rights of the Holder to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein and the right of the Holder to exercise this Warrant on a “cashless exercise” pursuant to this Section 2(c), in the event the Company does not have or maintain an effective registration statement, there are no circumstances that would require the Company to make any cash payments or net cash settle the purchase warrants to the holders. “Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a Trading Market, the bid price of the shares of Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the shares of Common Stock are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the shares of Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the shares of Common Stock are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock

4 is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities. “Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a Trading Market, the daily volume weighted average price of the shares of Common Stock for such date (or the nearest preceding date) on the Trading Market on which the shares of Common Stock are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the shares of Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the shares of Common Stock are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c). d) Mechanics of Exercise. i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants and subject to receipt from the Holder by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection with such request), and otherwise by physical delivery of a certificate (or an account statement reflecting unrestricted shares of Common Stock), registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest

5 of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company by such date, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company on or prior to the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the shares of Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the shares of Common Stock as in effect on the date of delivery of the Notice of Exercise. ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. iii. Rescission Rights. If the Company fails to cause Continental Stock Transfer & Trust Company, or the then current transfer agent of the Company (the “Transfer Agent”) to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases,

6 shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share of Common Stock. vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

7 vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof. e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99/9/99]% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number

8 of the shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, including any “group” of which the Holder is a member, to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Company then outstanding following such exercise, in each case unless Company shareholder approval is obtained to exceed more than such 19.99% of the total number of issued and outstanding shares of Common Stock of the Company following such exercise in accordance with the rules of the Trading Market. For purposes of this Section 2(e), the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (x) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its Affiliates and other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act. f) Principal Market Regulation. The Company shall not issue any Warrant Shares upon exercise of any Warrant or otherwise pursuant to the terms of the Warrants if the issuance of such Warrant Shares (together with any shares of Common Stock issued upon conversion of any Preferred Stock) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of any Warrant or otherwise pursuant to the terms of the Warrants without breaching the Company’s obligations under the rules or regulations of the

9 Trading Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the principal Trading Market for issuances of shares of Common Stock in excess of such amount, (B) obtains a written opinion from outside counsel to the Company that such approval is not required or (C) issues the Warrants through an effective registration statement in connection with a public offering in accordance with the rules and regulations of the Trading Market. Until such approval or such written opinion is obtained, or unless such effective registration statement is available, no Holder shall be issued in the aggregate, upon exercise of any Warrant or otherwise pursuant to the terms the Warrants, Warrant Shares (together with any shares issued upon conversion of any Preferred Stock) in an amount greater than the product of (i) the Exchange Cap as of the Issue Date multiplied by (ii) the quotient of (1) the total number of Common Shares underlying the Warrants issued to such holder pursuant to the Securities Purchase Agreement on the Issue Date divided by (2) the aggregate number of Common Shares underlying the Warrants issued to the Purchasers pursuant to the Securities Purchase Agreement on the Issue Date (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Warrants, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation with respect to such Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. In the event that any holder of Warrants shall exercise all of such holder’s Warrants into a number of Common Shares which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference (if any) between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder upon such Holder's exercise of all such Warrants shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Warrants then held by each such Holder of Warrants. In the event that the Company is prohibited from issuing any Warrant Shares pursuant to this Section 2(f) (the “Exchange Cap Shares”) to a Holder, the Company shall pay cash to such Holder in exchange for cancellation of such Warrant Shares held by the Holder that are not exercisable into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Notice of Exercise with respect to such Exchange Cap Shares to the Company and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Exchange Cap Shares, brokerage commissions, if any, of such Holder incurred in connection therewith. Section 3. Certain Adjustments. a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock

10 outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. b) [RESERVED.] c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend (other than cash) or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary),

11 directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding shares of Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) and in connection with such transaction the Common Stock is converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the securities, cash and other property of the successor or acquiring corporation (or ultimate parent company thereof) or of the Company, if it is the surviving corporation, as applicable (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of such Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of shares of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of shares of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of shares of Common Stock of the

12 Company are not offered or paid any consideration in such Fundamental Transaction, such holders of shares of Common Stock will be deemed to have received shares of common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the Other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for the Alternate Consideration, and with an exercise price which applies the exercise price hereunder to such Alternate Consideration (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such Alternate Consideration, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding. g) Notice to Holder. i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such

13 adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the shares of Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the shares of Common Stock, (C) the Company shall authorize the granting to all holders of the shares of Common Stock rights or warrants to subscribe for or purchase any capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the shares of Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the shares of Common Stock are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or stock exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or stock exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice and provided further, that no notice shall be required if the information is disseminated in a press release or document publicly filed with the Commission. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. iii. Voluntary Adjustments by the Company. The Company may, subject to the rules and regulations of the Trading Market, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and extend the term of this Warrant for any period of time deemed appropriate by the Board of Directors of the Company, with the prior written consent of the Holder. Section 4. Transfer of Warrant. a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Article IV of the Purchase

14 Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto. c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement. e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. Section 5. Miscellaneous.

15 a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the shares of Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents

16 from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. e) Jurisdiction and Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with Section 5.9 of the Purchase Agreement. f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws. g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder. h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provision in Section 5.4 of the Purchase Agreement. i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

17 m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant. n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant. ******************** (Signature Page Follows)

18 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated. DIGITAL MEDIA SOLUTIONS, INC. By: Name: Title:

19 Exhibit A NOTICE OF EXERCISE TO: DIGITAL MEDIA SOLUTIONS, INC. (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. (2) Payment shall take the form of (check applicable box): ☐ in lawful money of the United States; or ☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c). (3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below: The Warrant Shares shall be delivered to the following DWAC Account Number: (4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended. _____________________ _____________________ [SIGNATURE OF HOLDER] Name of Investing Entity: ________________________________________________________________________ Signature of Authorized Signatory of Investing Entity: _________________________________________________ Name of Authorized Signatory: ___________________________________________________________________ Title of Authorized Signatory: ____________________________________________________________________ Date: _____________________________________________________________________________________

20 Exhibit B ASSIGNMENT FORM (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.) FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to Name: (Please Print) Address: (Please Print) Phone Number: Email Address: Dated: _______________ __, ______ Holder’s Signature:______________________ Holder’s Address:______________________

43 Exhibit E Form of Escrow Agreement (attached)

ESCROW AGREEMENT This ESCROW AGREEMENT (this “Agreement”) made as of March 29, 2023, by and between Digital Media Solutions, Inc., (the “Issuer”) and BPY Limited, in its capacity as agent and attorney in fact of the Investors (as defined below) (the “Investor Representative”), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004 (the “Escrow Agent”). WITNESSETH: WHEREAS, the Issuer is offering (the “Offering”) to “accredited investors,” (the “Investors”) on a “best efforts” basis, up to Eighty Thousand (80,000) shares of the Issuer’s Series A Convertible Redeemable Preferred Stock, Sixty Thousand (60,000) shares of the Issuer’s Series B Convertible Redeemable Preferred Stock and Fourteen Million Four Hundred Forty-Four Thousand Four Hundred Forty-Four (14,444,444) warrant shares (collectively, the “Securities”) for a total Offering of $14,000,000 (the “Maximum Offering Amount”), with a minimum amount to close of $13,000,000 (the “Minimum Offering Amount”). WHEREAS, the Issuer and the Investors propose to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the Investors in connection with such private offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the “Bank”) into which the subscription monies, which are received by the Escrow Agent from the Investors and credited to the Escrow Account, are to be deposited. NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows: 1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”). 2. Establishment of the Bank Account. 2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”); while the funds are on deposit, the Escrow Agent may earn bank credits or other consideration. The purpose of the Bank Account is for (a) the deposit of all subscription monies (wire transfers) from prospective purchasers of the Securities which are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein. 2.2 The “Offering Period,” which shall be deemed to commence on the date hereof, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period is referred to herein as the “Termination Date”. Except as provided in Section 4.3 hereof, after the Termination Date, the Investors shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers. 3. Deposits to the Bank Account. 3.1 The Investors shall promptly deliver to the Escrow Agent all monies required to purchase the Securities, which monies shall be in the form of wire transfers. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. 3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts”. The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Investors (or the Issuer) shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the Investors, the amount of Securities subscribed for by such Investors, and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”). 3.3 The Escrow Agent shall not accept or recognize for credit to the Escrow Account, any deposit, including deposits made by bank wire, for which the Escrow Agent has not received the appropriate Subscription Information defined in paragraph 3.2. 3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent’s regular business hours. 3.5 Only those Escrow Amounts, have been deposited into the Bank Account, accompanied by the required subscriber information, cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Fund.” 3.6 If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by both the Issuer and the Investor Representative. 3.7 If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the subscription of a purchaser has been rejected since such purchaser does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom by the Escrow Agent, by rejecting the received deposits to the originating bank account and transmitting it to the purchaser. 4. Disbursement from the Bank Account. 4.1 If by the close of regular banking hours on the Termination Date (i) the Escrow Agent determines that the amount in the Fund is less than the Minimum Offering Amount, as indicated by the Subscription Information submitted to the Escrow Agent, or (ii) the Offering has not closed by the Termination Date, then in either such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction there from by the Escrow Agent, by rejecting the received deposits to the originating bank account and transmitting it to the purchaser. In such event, the Escrow Agent shall promptly notify the Issuer and the Investor Representative of its distribution of the Fund. 4.2 If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Investor Representative that all conditions for release of funds have been met for closing of the Offering, the Escrow Agent shall promptly disburse the Fund in accordance with instructions, which instructions shall include a payment of $75,000 to each of counsel to the Investors and counsel to the Issuer’s financial advisor. 4.3 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund. 5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that: 5.1 The Escrow Agent shall notify the Investor Representative, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent. 5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the selling agreement or any other agreement between the Investors and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement. 5.3 The Escrow Agent shall not be required to accept from the Investors (or the Issuer) any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Investors (or the Issuer) except as to the amount of such payments; however, the

Escrow Agent shall notify the Investor Representative within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved. 5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the respective Investor any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check. 5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. 5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder. 5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. 5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof. 6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Investor Representative and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer and the Investor Representative specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Investor Representative in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Issuer fails to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction by the Escrow Agent. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Issuer shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6. 7. Representations and Warranties. The Issuer and the Investor Representative hereby severally represent and warrant to the Escrow Agent that: 7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof. 7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof. 7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information. 7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct. 7.5 Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act. 8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. 9. Indemnification and Contribution. 9.1 The Issuer (the “Indemnitors”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the

“Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees. 9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors. 9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise. 10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent. 11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer. 12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer or the Investor Representative, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department. 13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. 14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written. ESCROW AGENT CONTINENTAL STOCK TRANSFER & TRUST COMPANY By: ______________________________ Name: Title: INVESTOR REPRESENTATIVE BPY Limited By: ______________________________ ISSUER Digital Media Solutions, Inc. By: ____________________________ Name: Title:

EXHIBIT A ESCROW AGREEMENT INFORMATION SHEET 1. The Issuer Name: Digital Media Solutions, Inc. Address: 4800 140th Avenue N., Suite 101 Clearwater, Florida 33762 Tax Identification Number: 2. Investor Representative Name: BPY Limited Address: 3. The Securities Description of the Securities to be offered: Up to 80,000 shares of the Issuer’s Series A Convertible Redeemable Preferred Stock, 60,000 shares of the Issuer’s Series B Convertible Redeemable Preferred Stock and 14,444,444 warrant shares 4. Minimum Amounts and Conditions Required for Disbursement of the Escrow Account Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer: $13,000,000 5. Plan of Distribution of the Securities Initial Offering Period: Through April 4, 2023. 6. Title of Escrow Account: “CST&T AAF Digital Media Services, Inc. 7. Escrow Agent Fees and Charges $7,500 (for up to 50 investors); $8,500 (for up to 75 investors); $9,500 (for up to 100 investors) $10,500 (over 100 investors + $35.00 per each additional deposit); (Note: $250.00 online “view only” access to the bank account is included). A fee of $1,000 will be payable for document review services related to each amendment/extension to the Escrow Agreement. A fee of $5,000.00 will be charged if the escrow agreement is terminated for any reason and the deposited funds are required to be returned to the investors. Distribution charges: $50.00 per wire

44 Exhibit F Investor Side Letter (attached)

[Name] [Address] Reference is made to that certain Securities Purchase Agreement, dated as of March 29, 2023 (the “Securities Purchase Agreement”), by and among you, Digital Media Solutions, Inc. (the “Company”) and the other parties thereto, which provides for the issuance of Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) of the Company having the rights, preferences and privileges set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock (the “Certificate of Designations”), to be filed by the Company prior to the Closing (as defined in the Securities Purchase Agreement). Capitalized terms not otherwise defined in this letter agreement shall have the same meaning as defined in the Certificate of Designations. In connection with the issuance of the Series A Preferred Stock, the undersigned existing investors (the “Existing Investors”) hereby, severally and not jointly, grant you an option (the “Put Option”) to sell all or any portion of your Series A Preferred Stock (“Put Shares”) if on any Accelerated Redemption Date, Triggered Optional Redemption Date or Triggering Event Redemption Date, any cash payment required to be made pursuant to Section 9 of the Certificate of Designation is not made, and you have provided the Company written notice within five (5) Business Days of such date that you desire to retain your Series A Preferred Stock that have not been redeemed for cash. Each Existing Investor shall be obligated to purchase its pro rata share of the Put Shares based on the percentages set forth opposite such Existing Investor’s name on the signature pages hereto. The aggregate purchase price to be paid for the Put Shares shall be equal to the applicable Redemption Price. The Put Option may be exercised within five (5) Business Days of receipt of notice by you that the Company is unable to, or elects to, provide Common Stock in connection with any such redemption (the “Put Period”). The Put Option shall be exercisable by your delivery of written notice to the Existing Investors (the “Put Notice”), which shall be delivered within the applicable Put Period. The Put Notice shall be deemed to have been received on the date sent if sent by email or fax prior to 5:00 pm Pacific time on such date or on the next Business Day after it is sent if sent by email or fax after 5:00 pm Pacific time or by overnight courier service. If the applicable Put Notice is not timely delivered within the applicable Put Period, the Put Option shall expire with respect to the relevant Put Shares. The Put Notice shall specify the date on which the closing of the purchase of the Put Shares shall take place (the “Put Closing Date”), which such date shall be no earlier than ten (10) Business Days and no later than fifteen (15) Business Days from the date of the Put Notice. On or before the applicable Put Closing Date, the Existing Investors shall tender to you the Put Price in cash by wire transfer of immediately available funds to an account at a bank designated by you. Each Existing Investor hereby represents and warrants that: (i) it is an entity duly organized, validly existing and in good standing under the applicable law of the jurisdiction of its organization; (ii) it has all requisite power and authority necessary for the execution, delivery and performance of this Put Option. (iii) the execution, delivery and performance of this Put Option has been duly authorized by all necessary action on the part of the Existing Investor and no other corporate proceeding by the Existing Investor is necessary to authorize the execution, delivery or performance of this Put Option.

This letter agreement contains all of the terms and conditions of the Put Option and supersedes all prior and contemporaneous understandings, discussions, agreements, representations and warranties, both written and oral with respect to the Put Option. This letter agreement may not be amended or modified unless in writing signed by the Existing Investors and you. This letter agreement and all related documents, and all matters arising out of or relating to this letter agreement, are governed by, and construed in accordance with the laws of the State of New York without regard to any conflicts-of-law principles the application of which would cause the law of any other jurisdiction to govern. [Signature pages follow.]

Very truly yours, By: Name: Fernando Borghese By: Name: Joseph Marinucci By: Name: Matthew Goodman

ACCEPTED AND AGREED: EXISTING INVESTORS: PRISM DATA, LLC Pro Rata Portion - 33.33% By: Name: Title: Authorized Signatory [LION] Pro Rata Portion - 66.67% By: Name: Title: Authorized Signatory

45 DISCLOSURE SCHEDULES to the SECURITIES PURCHASE AGREEMENT by and among DIGITAL MEDIA SOLUTIONS, INC., and PURCHASERS March 29, 2023

46 Schedule 1.1 – Exempt Issuances The Company may determine to issue Common Stock to an affiliate of Prism Data, LLC in order to satisfy the Company’s obligation to redeem 600,000 shares of such affiliate’s Class B common stock.

1 Schedule 2.4 – Warrants Purchaser Number of Warrants 3i, LP 2,063,492 Anson Investments Master Fund LP 1,650,794 BPY Limited 825,397 Nomis Bay Ltd 1,238,095 Altium Growth Fund, LP 2,063,492 Anson East Master Fund LP 412,698 Fernando Borghese 1,031,746 Joseph Marinucci 773,809 Matthew Goodman 257,937 LionCapital (Guernsey) Bridgeco Limited 2,958,098 Leo Investors VII LP 1,168,886

48 Schedule 3.1(i) - Material Changes; Undisclosed Events, Liabilities or Developments During the course of 2022, the Company took steps to remediate certain material weaknesses that existed in 2021, including continued execution of revenue recognition and accounts receivable aging review controls. The Company remediated these weaknesses by enhancing the revenue and cash receipts process and instituting additional processes and controls around evaluating the collectability of customer receivables along with assessing the loss rates used to calculate the reserve for potential uncollectible receivables. However, four other controls within the revenue process failed to operate effectively throughout the course of 2022. Upon aggregation of these operating effectiveness deficiencies, the Company concluded that a material weakness exists in its internal controls. The four other controls within the revenue process include: (i) review of customer contracts, (ii) approval for updates to pricing within production systems, (iii) review of customer invoices, and (iv) appropriate access within the revenue production systems. The controls were designed to operate effectively, however there was inconsistent performance of the controls and lack of adequate documentation to support management’s conclusions. Furthermore, access within the revenue systems was not adequately maintained, leading management to perform a detailed analysis of all transactions by system administrators within the general ledger system to conclude that no inappropriate action was taken. As a result of these deficiencies, the Company will be unable to effectively conclude that the revenue recorded in its financial statements was valid, complete or accurate. Although these controls were deemed ineffective, the Company has not identified specific errors in its financial results pertaining to revenue recognition.